UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commissi on O nly (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
LATTICE SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 23, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders and any adjournments, postponements, or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation. For your convenience, we are holding this year’s Annual Meeting virtually.

If you plan to participate in the Annual Meeting, please see the instructions in the accompanying proxy statement (the “Proxy Statement”). Stockholders will be able to listen, vote and submit questions (subject to the question guidelines) from any remote location that has Internet connectivity. There will be no physical location for stockholders to attend the Annual Meeting. Stockholders may participate in the Annual Meeting only by logging in at www.meetnow.global/M7JTJKK.

The attached Notice of Annual Meeting of Stockholders (the “Notice”) and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets, and products.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible as directed in the proxy materials you receive. A copy of the Proxy Statement and the Annual Report are available online at www.edocumentview.com/LSCC. Please vote in advance of the Annual Meeting by telephone, online or by signing, dating and returning a proxy card to ensure your representation at the Annual Meeting. Voting in advance of the Annual meeting does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

James R. Anderson Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on such proxy card. If you receive more than one proxy card because you own shares that are registered separately, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

Notice of Annual

Meeting of Stockholders

May 5, 2023

1:00 p.m., Pacific Time

To Our Stockholders:

You may participate in the 2023 Annual Meeting of Stockholders and any adjournments, postponements, or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation by logging in at www.meetnow.global/M7JTJKK. For your convenience, we are holding this year’s Annual Meeting virtually.

If you plan to participate in the Annual Meeting, please see the instructions in the accompanying proxy statement (the “Proxy Statement”). Stockholders will be able to listen, vote and submit questions (subject to the question guidelines, which are summarized in the section of the Proxy Statement titled “General Information About the Meeting – How Can I Participate in the Virtual Annual Meeting?”) from any remote location that has Internet connectivity. There will be no physical location for stockholders to attend the Annual Meeting.

MATTERS TO BE VOTED ON:

1.	To elect the eight directors named in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023;

3.	To approve on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below in the section of the Proxy Statement titled “Compensation Discussion and Analysis”);

4.	To approve on a non-binding, advisory basis, the frequency of future advisory votes on executive compensation;

5.	To approve the 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan; and

6.	To transact such other business as may properly be brought before the Annual Meeting.

The foregoing items of business are described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record at the close of business on March 10, 2023, are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend and participate in our Annual Meeting. Whether or not you plan to attend the Annual Meeting, to assure your representation at the Annual Meeting, please vote as soon as possible. We are making our proxy materials available to our stockholders over the Internet, and you may vote at the Annual Meeting by mail, by telephone or online. For specific voting instructions, please refer to the information provided in the Proxy Statement. A copy of the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ending December 31, 2022 (the “Annual Report”) are available online at www.edocumentview.com/LSCC. For specific instructions on how to vote your shares, please refer to the instructions in the proxy materials you receive in the mail and refer to the section of the Proxy Statement titled “How to Vote.”

Hillsboro, Oregon March 23, 2023	By Order of the Board of Directors,

Tracy Feanny Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2023

The Proxy Statement and Annual Report to stockholders are available at www.edocumentview.com/LSCC.

YOUR VOTE IS IMPORTANT

GENERAL INFORMATION ABOUT THE MEETING

General

Our board of directors (the “Board” or the “Board of Directors”) is soliciting proxies to be used at the 2023 Annual Meeting of Stockholders and any adjournments, postponements or other delays thereof (the “Annual Meeting”) of Lattice Semiconductor Corporation (the “Company”), to be held at www.meetnow.global/M7JTJKK, on Friday, May 5, 2023, at 1:00 p.m., Pacific Time. On or about March 23, 2023, we will mail to our stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement (the “Proxy Statement”) and our 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) via the Internet and vote online. The Notice also provides instructions on how you can request a paper copy of these documents, if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

For your convenience, we are holding our Annual Meeting virtually.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is:

1.	To elect the eight directors named in the accompanying Proxy Statement;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023;

3.	To approve on a non-binding, advisory basis, our Named Executive Officers’ compensation;

4.	To approve on a non-binding, advisory basis, the frequency of future advisory votes on executive compensation;

5.	To approve our 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan; and

6.	To transact such other business as may properly be brought before the Annual Meeting.

The Board of Directors recommends that stockholders vote “FOR” the election of Robin Abrams, James Anderson, Douglas Bettinger, Mark Jensen, James Lederer, D. Jeffrey Richardson, Elizabeth Schwarting, and Raejeanne Skillern as directors of the Company. The Board of Directors recommends that stockholders vote “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023. The Board of Directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Named Executive Officers. The Board of Directors recommends that stockholders vote “ONE YEAR” for the frequency of future advisory votes on executive compensation. The Board of Directors recommends that stockholders vote “FOR” the approval of our 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record as of March 10, 2023 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will decrease the environmental footprint of delivering the proxy materials and save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Our proxy materials include this Proxy Statement and the Annual Report. If you requested a printed version of our proxy materials, these materials also include a proxy card for the Annual Meeting.

Who Can Vote

You are entitled to vote at the Annual Meeting if you held shares as of the Record Date. As of the Record Date, there were 137,604,326 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the Record Date. The common stock does not have cumulative voting rights.

How to Vote

Stockholders may vote their shares online at the Annual Meeting, by mail, by telephone or online before the Annual Meeting. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker, or other nominee.

▪

Voting Through the Internet—Before the Annual Meeting: If you are a stockholder of record, go to www.envisionreports.com/LSCC. Please have your proxy card in hand when you visit the website. If your shares are held in street name, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote at the Annual Meeting.

▪

Voting Through the Internet—During the Annual Meeting: If you are a stockholder of record, you may vote live at the Annual Meeting through the virtual meeting platform by logging into www.meetnow.global/M7JTJKK. If your shares are held in street name, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote at the Annual Meeting.

▪	Voting by Telephone: To vote by telephone, please follow the instructions included in your proxy materials. If you vote by telephone, you do not need to sign and mail a proxy card.

▪

Voting by Mail: By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner that you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards that you receive in the mail to ensure that all of your shares are voted. If you vote by telephone or online, you do not need to sign and mail a proxy card.

▪

Voting Through Your Broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted.

If you deliver a proxy card by mail or vote by telephone or online, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “FOR” each of the nominees for director named herein, (ii) “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023, (iii) “FOR” approval of, as an advisory vote, the compensation for the Named Executive Officers, (iv) “ONE YEAR” for the frequency of future advisory votes on executive compensation; (v) “FOR” approval of our 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan; and (vi) in accordance with the recommendations of our Board of Directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business at the Annual Meeting.

How Are Votes Counted

We will appoint a tabulator and inspector of election at the Annual Meeting. The tabulator and inspector of election is typically a representative of our transfer agent. The tabulator and inspector of election will collect all proxies and ballots and tabulate the results.

Revoking Your Proxy

You may revoke your proxy at any time before the Annual Meeting by:

▪

sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation, at 5555 NE Moore Court, Hillsboro, Oregon 97124, that is received before the deadline stated in your proxy materials;

▪	entering a new vote by telephone, online or by submitting a properly signed proxy card with a later date that is received before the deadline stated in your proxy materials; or

▪	voting online at the Annual Meeting.

Vote Required for the Proposals

The votes required to approve the proposals to be considered at the Annual Meeting are as follows:

Proposal 1—Election of Directors. The eight nominees for the Board of Directors receiving the highest number of affirmative votes cast at the Annual Meeting, online or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the Annual Meeting, if you return a proxy card or vote by telephone or online before the Annual Meeting and withhold your vote from the election of any of the directors, your shares will be counted as present.

If any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation for consideration by the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the Annual Meeting, the Board of Directors will act with respect to such offer of resignation.

Proposal 2—Ratification of the appointment of our independent registered public accounting firm. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023, requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN,” from the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

Proposal 3—Advisory Vote to Approve Named Executive Officers’ Compensation. Approval of the non-binding, advisory vote on the compensation of the Named Executive Officers requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. The Board of Directors will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Named Executive Officers.

Proposal 4—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Approval of the non-binding, advisory vote on frequency of future advisory votes on executive compensation requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. The Board of Directors will consider the outcome of the vote when making future decisions regarding the frequency of future advisory votes on executive compensation. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on the proposal to determine the frequency of future advisory votes on executive compensation.

Proposal 5—Approval of our 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan. Approval of the 2023 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan.

Quorum; Abstentions; and Broker Non-Votes

A majority of the shares of common stock issued and outstanding on the Record Date, present online at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the Annual Meeting and to conduct business. Your shares are counted as being present if you vote online at or before the Annual Meeting, by telephone, or by submitting a properly executed proxy card.

Abstentions are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors. Because abstentions will be included in tabulations of shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2, the ratification of the appointment of our independent registered public accounting firm, on Proposal 3, the approval of the Named Executive Officers’ compensation, on Proposal 4, the approval of say-on-frequency votes, and on Proposal 5, the approval of the 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan.

If your broker holds your shares in its name (also known as “street name”), your broker is not permitted to vote your shares if it does not receive voting instructions from you on any matters that are not “routine” matters. Proposal 2, the ratification of the appointment of our independent registered public accountant firm is the only routine matter being presented at the Annual Meeting. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will not affect the outcome of any matter being voted at the Annual Meeting, assuming that a quorum is obtained.

How Can I Participate in the Virtual Annual Meeting?

To participate in the Annual Meeting, visit www.meetnow.global/M7JTJKK and enter your 16-digit control number as indicated. You can find your 16-digit control number on your proxy card or on the instructions that accompanied your proxy materials. You will be able to log into the virtual meeting platform beginning at 12:45 p.m. PDT on May 5, 2023. The Annual Meeting will begin promptly at 1:00 p.m. PDT. We encourage you to log in and ensure you can hear streaming audio prior to the Annual Meeting start time.

The virtual meeting platform is supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform, type your question into the “Ask a Question” field and click “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. We reserve the right to edit profanity or other inappropriate language in questions, and questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and, therefore, will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event we are not able to address any questions appropriately related to the business of the Company due to time constraints, we will aim to address them at an upcoming financial results conference call.

If you encounter any difficulties accessing the Annual Meeting during check-in, please call the technical support number that will be posted on the virtual meeting platform’s log-in page.

Internet Availability of Proxy Materials

In accordance with the Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 23, 2023, we commenced mailing of the Notice to our stockholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice sets forth instructions on how to vote over the Internet and also how to request paper copies if that is your preference.

This process is designed to provide stockholders with easy access to our proxy materials, while reducing the printing, distribution, and environmental costs of the proxy process. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate voting materials to our stockholders who may hold shares of Company common stock in more than one stock account, we are delivering only one set of our proxy materials to certain stockholders, as of the Record Date, who share an address, unless otherwise requested. A separate proxy card is included in the voting materials (either electronically or by mail, as applicable) for each of these stockholders.

We will promptly deliver, upon verbal request, a separate copy of the Annual Report or this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may also write us at Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, Attn: Investor Relations, or contact our Investor Relations department by telephone at (408) 626-6120.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future. Stockholders sharing a single address may revoke their consent to receive a single copy of our proxy materials in the future at any time by contacting our distribution agent, Computershare, either by calling toll-free at 1-800-564-6253, or by writing to Computershare, at https://www-us.computershare.com/Investor/#Contact/Enquiry. It is our understanding that Computershare will remove such stockholder from the householding program within 30 days of receipt of such written notice, after which we will promptly deliver a separate copy of our proxy materials to each such stockholder.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company with the SEC, the sections of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” and “Compensation Discussion and Analysis” shall not be deemed to be so incorporated (to the extent permitted by the rules of the SEC), unless specifically provided otherwise in such filing.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.meetnow.global/M7JTJKK during the Annual Meeting.

FURTHER INFORMATION

We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report upon request of such stockholder made in writing to Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, Attn: Investor Relations. We will also furnish any exhibit to the Annual Report if specifically requested in writing. You can also access our SEC filings, including our Annual Report, on the SEC website at www.sec.gov.

Environmental, Social and Governance Highlights

Board Oversight of Environmental, Social, and Governance Efforts

The Board believes that focusing on sustainable business practices that reduce business risk and advance the long-term goals and objectives of our stakeholders will derive positive results. The Board has assigned primary oversight of the Company’s Environmental, Social, and Corporate Governance (“ESG”) efforts to the Nominating and Governance Committee. The Nominating and Governance Committee coordinates ESG oversight activities with the Audit Committee and Compensation Committee of the Board of Directors (the “Audit Committee” and “Compensation Committee,” respectively). The Audit Committee is responsible for reviewing with management and the independent auditors any required ESG disclosures included within the Company’s SEC filings, including human capital disclosures and the adequacy of applicable internal controls related to such disclosures. Additionally, the Compensation Committee reviews with management certain ESG matters relating to the Company’s workforce and the tying of executive compensation to the successful completion of ESG initiatives. The Company’s ESG Steering Committee, which is comprised of the Chief Financial Officer, Senior Vice President of Global Human Resources, Senior Vice President of Global Operations and Quality, and the General Counsel, leads the Company’s efforts on ESG initiatives. On a quarterly basis, senior management reports on key ESG activities to the Nominating and Governance Committee. The Nominating and Governance Committee coordinates with senior management on the periodic presentation of ESG practices and initiatives to the Board.

ESG Governance Structure

Board of Directors

Nominating and Governance, Audit, and Compensation Committees

CEO & Executive Leadership Team

ESG Steering Committee
SVP, Global Human Resources	Chief Financial Officer	SVP, Global Operations and Quality	General Counsel

Social	Environmental	Environmental & Social	Governance

▪ Employee Engagement ▪ Compensation ▪ Talent Acquisition ▪ Training & Development ▪ Giving & Volunteering	▪ Facilities ▪ Energy Consumption ▪ GHG Emissions	▪ Supply Chain ▪ Vendor/Supplier Management ▪ ISO14001 Environmental Management System (EMS)	▪ Legal ▪ Compliance ▪ Shareholder Rights and Engagement

ESG Initiatives

We work to conduct our business in ways that are principled, transparent, and accountable to stockholders and other stakeholders. We focus our efforts where we can have the most positive impact on our business and society and are committed to managing the risks and opportunities that arise from ESG issues.

Environmental

We believe that a commitment to protecting the environment and reducing consumption of natural resources benefits us and our stakeholders. As the low power, programmable leader, sustainability is a core guiding principle for our product innovation. In furtherance of our environmental initiatives, we focus on product sustainability, operational excellence, and supply chain management. With innovative process technology and design, we seek to enhance sustainability through the products we provide to our customers. We aim to improve our own sustainability efforts as we pursue these goals.

▪	We develop energy-efficient products that are lower power than our competitors and conduct business using sound environmental practices.

▪	We partner with companies in our supply chain that are leaders in ESG and we commit to ensuring that these companies comply with global standards and maintain appropriate certifications.

▪	We review the latest technologies and trends to support consistent energy reduction for the sustainable operation of our office buildings.

▪	We are actively monitoring our greenhouse gas emissions and are working to establish a baseline for future measurements.

▪	We are pursuing ISO14001 EMS certification to help improve our environmental performance through more efficient use of resources and reduction of waste.

▪

We are also focused on energy consumption reduction and have implemented initiatives such as increasing our utilization of energy from renewable sources, implementing a LED lighting upgrade in our Bay Area office in 2022, and reducing our total energy consumption at Lattice headquarters in Hillsboro, Oregon.

Social

We seek to grow and win together. In furtherance of our social initiatives, we focus on our people, our community, and our culture. We believe that good connections with our customers and our people lead to positive results for us. We work to do business consistent with our core values and seek to provide a workplace where each employee feels empowered to do so as well. We believe aspiring to better connections both in and out of the workplace has empowered us to better retain our employees and serve our communities.

▪

We endeavor to foster a work environment where everyone has a voice, feels respected, is empowered to make decisions, and sees the impact of their work on our overall success and that of our customers.

▪

We aim to provide a collaborative, diverse, inclusive, and innovative work environment, competitive compensation and recognition to give our employees the opportunity to grow. Our pay for performance compensation program includes annual merit increases; a variable compensation cash incentive plan that provides annual incentive compensation based on Company financial performance, achievement of management business objectives, and individual performance; and annual grants of restricted stock units to more than 90% of our employees. We also offer an Employee Stock Purchase Plan (the “2012 Employee Stock Purchase Plan”) that allows employees to purchase Company stock at a discounted price.

▪	We believe that inclusion and diversity are valuable elements of an effective workforce and have actively increased the diversity of our Board, our executive leadership team, and our workforce.

▪

Our employment practices are guided by our adherence to the tenets of the Responsible Business Alliance Code of Conduct, which prescribes fair labor practices and prohibits forced labor, child labor, and other inappropriate practices.

▪

We pursue open communication with our employees through regular newsletters, town halls, surveys, and the active collection of feedback from our employees on a regular basis. Our 2022 Employee Survey had a response rate of approximately 90% with a favorable employee engagement score of 80%. In addition, all active employees receive an annual performance review.

▪	We emphasize and enable continuous employee education and offer tuition reimbursement benefits as part of our total compensation package.

▪	We invest in, and give back to, our local communities through our volunteering and charitable efforts.

Governance

We believe that we should govern ourselves in a way that encourages employees at every level to do it right, the first time. We pursue this commitment through focusing on our governance principles, ethical standards, continuous improvement, and by striving to be connected to industry practices and our stockholders. Through both formal governance practices and informal commitments to ethical culture, we believe we can operate a company that better serves its stakeholders.

▪	We are committed to integrity and transparency.

▪	We value our stockholders’ governance views and seek to solicit governance feedback from our shareholders every two years.

▪

We regularly measure our practices against the recommendations of Institutional Shareholder Services, Glass-Lewis, the BlackRock Investment Stewardship Guidelines, and the governance recommendations of other institutional investors.

▪	We operate in our stakeholders’ interests and follow applicable laws and best practices for governance.

For more information about our ESG efforts, please refer to our ESG Report located at https://www.latticesemi.com/About/ESG. These materials and our website are not incorporated by reference in, and are not part of, this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

At the recommendation of the Nominating and Governance Committee of the Board of Directors, the Company will be nominating eight directors at the Annual Meeting for one-year terms ending in 2024. Your shares will be voted as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the eight nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for the nominee, we will vote your shares for that other person.

The following briefly describes each of the individuals nominated for election at the Annual Meeting. In addition, a description of the specific experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below. For further information regarding the specific skills and qualities of the director nominees, see the section entitled “Corporate Governance and Other Matters – Director Qualifications, Skills and Experiences.” There are no arrangements or understandings between any director or nominee and any other person or entity other than the Company pursuant to which the director or nominee receives compensation, was nominated, or serves as director. There are no family relationships among any of the nominees, our directors, or executive officers. There are no material proceedings to which nominees, directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving the nominees, directors or executive officers during the last ten years that the Company believes are material to such person’s integrity or ability to serve as an officer or director.

Name	Age	Director Since

Robin A. Abrams(1)(3)	71	2011

James R. Anderson	50	2018

Douglas Bettinger(3)	55	2022

Mark E. Jensen(3)	72	2013

James P. Lederer(2)(3)	62	2018

D. Jeffrey Richardson(1)(2)	58	2014

Elizabeth Schwarting(1)	59	2023

Raejeanne Skillern(2)	52	2022
(1)	Member of the Nominating and Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Biographical Information

Robin A. Abrams, age 71, has served as a director of the Company since 2011. Ms. Abrams served as the Interim Chief Executive Officer of Zilog, Inc. from August 2006 to January 2007 and the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and Chief Executive Officer of Palm Computing, Inc. Prior to Palm, she was President and Chief Executive Officer of VeriFone, a leading global debit/credit card authorization solutions provider. Ms. Abrams also held several key executive positions at Apple, including president of Apple Americas and managing director of Apple Asia. Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams served on the board of directors of Sierra Wireless from 2009 to 2022 and currently serves on the boards of directors of FactSet Research and HCL Technologies Ltd.

Ms. Abrams brings to the Company extensive executive management experience obtained at Fortune 500 companies, including experience in advanced technology and managing operations in both Asia and the United States. Additionally, Ms. Abrams contributes valuable governance experience based on her service on a number of public company boards.

James R. Anderson, age 50, has served as a director since joining the Company as President and Chief Executive Officer in September 2018. Prior to joining the Company, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices, Inc. (“AMD”). Prior to joining AMD in May 2015, Mr. Anderson served at Intel Corporation, Avago Technologies Limited and LSI Corporation in a variety of leadership positions spanning general management, engineering, sales, marketing and strategy. Mr. Anderson currently serves on the board of directors of Entegris, Inc. Mr. Anderson previously served on the board of directors of Sierra Wireless, from April 2020 to January 2023, and Qylur Intelligent Systems, Inc. from October 2017 to January 2020. Mr. Anderson earned an MBA and Master of Science in electrical engineering and computer science from the Massachusetts Institute of Technology, a Master of Science in electrical engineering from Purdue University and a Bachelor of Science in electrical engineering from the University of Minnesota. Mr. Anderson has received four patents for innovations in computer architecture.

Mr. Anderson brings to the Company extensive executive management experience in advanced technology and deep operational knowledge of the Company as our President and Chief Executive Officer.

Douglas Bettinger, age 55, has served as a director of the Company since December 2022. Mr. Bettinger is Executive Vice President and Chief Financial Officer at Lam Research, a manufacturer and provider of wafer fabrication equipment and services to the semiconductor industry. In this role, he oversees Lam’s finance, tax, treasury, and investor relations organizations. Prior to joining Lam in 2013, Mr. Bettinger was the Senior Vice President and Chief Financial Officer of Avago Technologies Ltd. (currently Broadcom Inc.) and held a variety of executive finance positions with Xilinx, Inc., 24/7 Customer, and Intel Corp. He holds a bachelor’s degree in economics from the University of Wisconsin in Madison, and an MBA degree in finance from the University of Michigan.

Mr. Bettinger brings to the Company more than 30 years of financial and operational experience in the semiconductor industry.

Mark E. Jensen, age 72, has served as a director of the Company since June 2013. Mr. Jensen served as an executive of Deloitte & Touche LLP until his retirement in June 2012. He held a variety of positions, including U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Prior to joining Deloitte & Touche LLP,

Mr. Jensen was the Chief Financial Officer of Redleaf Group. Earlier in his career, Mr. Jensen was an executive at Arthur Andersen LLP and served as the Managing Partner of the firm’s Silicon Valley Office and leader of the firm’s Global Technology Industry Practice. Mr. Jensen currently serves on the board of directors of two private firms, including Exabeam, Inc., a cybersecurity company offering security analytics. Mr. Jensen served on the board of directors of Unwired Planet, Inc. (formerly Openwave Systems Inc.) from 2012 until 2015, Control4 Corporation from 2015 to 2019 and ForeScout Technologies, Inc. from 2013 to 2020.

Mr. Jensen brings to the Company business experience in a number of advanced technology industry segments and substantial financial expertise. Mr. Jensen has experience in executive management derived from his service as an executive officer, as the managing partner of a significant practice of a major accounting firm and service as a member of a public company board of directors.

James P. Lederer, age 62, has served as a director of the Company since March 2018. Mr. Lederer is an executive with decades of experience leading a preeminent company in the semiconductor industry. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc., a leading wireless technology company, including the dual Chief Financial Officer & Chief Operating Officer roles for Qualcomm CDMA Technologies (QCT), its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he served as Chief Financial Officer of the company’s largest segment and additionally held a variety of senior management positions at Qualcomm, Inc., including Senior Vice President, Finance and Business Operations. Prior to joining Qualcomm in 1997, Mr. Lederer held a number of management positions at Motorola, General Motors and Scott Aviation. Mr. Lederer currently serves on the board of directors of Entegris, Inc. He holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

Mr. Lederer brings to the Company broad based management experience from the global semiconductor, mobile and wireless technology industries, including corporate finance, strategic planning, corporate development and worldwide operations.

D. Jeffrey Richardson, age 58, has served as a director since December 2014 and as chair since May 2018. Mr. Richardson joined LSI Corporation in 2005 and most recently served as Executive Vice President and Chief Operating Officer until the company’s acquisition by Avago Technologies in May 2014. He earlier served as executive vice president of various LSI divisions, including the Semiconductor Solutions Group, Networking and Storage Products Group, Custom Solutions Group and Corporate Planning and Strategy. Before joining LSI, Mr. Richardson held various management positions at Intel Corporation, including Vice President and General Manager of Intel’s Server Platforms Group, and the company’s Enterprise Platforms and Services Division. Mr. Richardson’s career also includes serving in technical roles at Altera Corporation, Chips and Technologies, and Amdahl Corporation. Mr. Richardson serves on the board of directors of Ambarella Corporation, Kulicke and Soffa Industries, Inc. and Graphcore, Ltd. Mr. Richardson also served on the board of directors of Volterra Corporation from 2011 to 2013.

Mr. Richardson brings to the Company extensive management experience in the advanced technology company environment, including operations, marketing, engineering and strategic transactions.

Elizabeth Schwarting, age 59, has served as a director of the Company since March 2023. Since October 2015, Ms. Schwarting has been the Principal Member of DBS Ventures, LLC. where she serves as a consultant for various audiences relating to the automotive market, including automotive technology (with a special emphasis on ADAS, Automated Driving, Domain Controllers, and Power Electronics for Hybrid and Electric Systems), regulatory trends and business development. From 2009 to 2015, Ms. Schwarting served as Vice President of the Electronic Controls business unit for Delphi

Corporation (now Aptiv PLC), an automotive parts company. As a member of the Executive Committee, she led a global team responsible for the Automotive ADAS and Safety Electronics product lines, the Body Electronics and Security product lines as well Power Electronics (for Hybrid and Electric Vehicles). From 1999 to 2009, Ms. Schwarting held several leadership positions at Delphi, including Vice President, Safety Systems, Global Director, Sales and Marketing, and General Motors Global Customer Director. Prior to joining Delphi, Ms. Schwarting held the position of General Manager and Vice President, Strategic Accounts for Eastman Kodak Company within the Consumer Imaging Division. Ms. Schwarting currently serves on the board of directors of Ambarella Corporation.

Ms. Schwarting brings to the Company extensive management experience and knowledge of the automotive industry, a key Company market segment, and governance experience from her service on another public company board.

Raejeanne Skillern, age 52, has served as a director of the Company since September 2022. Ms. Skillern joined Flex Ltd. in May 2019 and is currently the President of Communications, Enterprise and Cloud, where she oversees the delivery of design and manufacturing solutions, integration services, and global deployment models for leading cloud, datacenter, and communications solutions providers. From 2014 to 2019, Ms. Skillern was Vice President and General Manager, Cloud Platform Group at Intel Corporation. In this role, Ms. Skillern managed the business, roadmap, and customer engagements for public cloud infrastructure deployments, optimizing edge-to-cloud data center technologies. She holds a bachelor’s degree in mathematics and computer science from Pepperdine University, and an MBA from Marylhurst University.

Ms. Skillern brings to the Company extensive management experience and knowledge in the semiconductor industry, and the cloud computing, datacenter and communications domains.

Vote Required

The eight nominees receiving the highest number of affirmative votes cast at the Annual Meeting, in person or by proxy, shall be elected as directors.

If any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director is required to submit a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation, including acceptance or rejection. Within 120 days of the Annual Meeting, the Board of Directors will act with respect to such offer of resignation.

Recommendation

The Board recommends that stockholders vote “FOR” each of the eight nominees presented herein.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The Board of Directors has determined that each of our directors and director nominees, except for Mr. Anderson, our President and Chief Executive Officer, is independent within the meaning of the applicable rules and regulations of the SEC and Nasdaq. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Board Meetings and Committees

In fiscal 2022, the Board of Directors held a total of nine meetings. The independent directors meet regularly without the presence of management. Mr. Richardson, in his capacity as Chair of the Board of Directors, leads the meetings of independent directors. Each of our current directors attended over 75% of the total number of meetings of the Board of Directors and over 75% of the total number of meetings of the committees of the Board of Directors on which such director served that were held during their tenure.

Our Board of Directors currently has three primary standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board of Directors. Copies of each of the committee charters are available on our website, https://www.latticesemi.com, at “About Us—Investor Relations—Corporate Governance.”

Audit Committee

The Audit Committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the Board of Directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance and independence of the Company’s independent registered public accounting firm. In this capacity, the Audit Committee is responsible for appointing the independent registered public accounting firm. In addition, the Audit Committee reviews and approves all work performed by the independent registered public accounting firm including the compensation for such services. The Audit Committee annually evaluates the qualifications, independence, and performance of the Company’s independent registered public accounting firm.

The Audit Committee meets regularly with management and with our independent registered public accounting firm, which has access to the Audit Committee without the presence of management representatives. The Audit Committee reviews and discusses with management and the independent auditors the Company’s disclosures included in the Company’s SEC filings related to environmental, social and governance matters. In addition, the Audit Committee oversees management’s enterprise risk management process and the Company’s cyber risk management program.

During fiscal 2022, the Audit Committee was composed of Mr. Jensen (chair), Ms. Abrams, Mr. Bettinger (beginning in December 2022), and Mr. Lederer. The Audit Committee met eight times in fiscal 2022. Our Board of Directors has determined that each of the Audit Committee members meets the financial literacy requirements under applicable Nasdaq rules and that each of the Audit Committee members qualifies as an Audit Committee Financial Expert under applicable SEC rules and as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Compensation Committee

The Compensation Committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our CEO’s compensation, approves the compensation of our other executive officers and reviews succession planning for the CEO position. The Compensation Committee also administers our equity plans and handles other compensation matters. During fiscal 2022, the Compensation Committee was composed of Mr. Lederer (chair), Ms. Joshi, Krishna Rangasayee (member until April 29, 2022), Mr. Richardson (beginning May 2022), and Ms. Skillern (beginning September 2022). The Compensation Committee met six times in fiscal 2022. Our Board of Directors has determined that each of the Compensation Committee members qualifies as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

The Compensation Committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the CEO’s and other executive officers’ compensation, including (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The Compensation Committee reviews, approves, and recommends to the Board, corporate goals and objectives relevant to the compensation of the CEO, evaluates his or her performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals. The Compensation Committee consults with the CEO regarding executive officer compensation, including the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.

The Compensation Committee also reviews compensation and benefits plans affecting non-executive employees. We have determined our compensation policies and practices for our employees appropriately manage compensation-related risk and are not reasonably likely to present a material risk to the Company. The entire Board of Directors considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility. For further information on risk management see “Corporate Governance and Other Matters—Board Risk Oversight.”

The Compensation Committee has the authority to retain its own compensation consultants and outside legal, accounting and other advisers at the Company’s expense. Such consultants and advisers report directly to the Compensation Committee and the Compensation Committee has the authority to approve the fees payable to such advisers by the Company and other terms of retention. The Compensation Committee does not delegate its authority to such consultants or advisers. Since July 2020, the Compensation Committee has engaged the services of Semler Brossy Consulting Group, LLP (“Semler Brossy”), a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data and other aspects of administering the Company’s executive compensation program and equity compensation programs. Semler Brossy serves at the discretion of the Compensation Committee. There were no conflicts of interest between the Company and Semler Brossy or the Company’s legal counsel, Wilson Sonsini Goodrich & Rosati, P.C.

Nominating and Governance Committee

The Nominating and Governance Committee identifies qualified persons to be nominated as director candidates, recommends candidates for all vacant directorships to be filled by the Board of Directors or by the stockholders, reviews and evaluates the performance of the Board of Directors and each committee of the Board of Directors, makes recommendations to the Board of Directors for nominees to the committees of the Board of Directors, and oversees compliance with our corporate governance policies. Each quarter the Nominating and Governance Committee reviews with management the development and disclosure of the Company’s ESG practices and initiatives. The Nominating and Governance Committee coordinates the Board’s support of these activities with the Audit and Compensation Committees, and coordinates with management on the periodic presentation of these practices and initiatives to the Board. During fiscal 2022, the Nominating and Governance Committee was composed of Ms. Abrams (chair), Mr. Richardson, and Ms. Joshi. The Nominating and Governance Committee met seven times in fiscal 2022. Our Board of Directors has determined that each of the Nominating and Governance Committee members qualifies as “independent” under the applicable rules and regulations of the SEC and Nasdaq.

The Nominating and Governance Committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

▪	professional competence, expertise and diversity of background that is useful to the Company;

▪	the desire and ability to serve as a director and to devote the time and energy required to fulfill the responsibilities of the position successfully;

▪	character, judgment, experience and temperament appropriate for a director; and

▪	independence, together with personal and professional honesty and integrity of the highest order.

The Nominating and Governance Committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the Board of Directors. Factors in such determination include:

▪	the current size and composition of the Board of Directors;

▪	the independence of the Board of Directors and its committees;

▪	the presence on the Board of Directors of individuals with expertise in areas useful to the Company;

▪	the diversity of individuals on the Board of Directors, including their personal characteristics, experiences and backgrounds;

▪	the number of other boards on which the candidate serves; and

▪	such other factors as the committee or the Board of Directors consider significant.

The Nominating and Governance Committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. The Nominating and Governance Committee typically seeks individuals with extensive experience and who bring a broad range of competencies to the role. When searching for new candidates, the Nominating and Governance Committee considers the evolving needs of both the Company and the Board and searches for candidates that fill any current or anticipated future gap. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the members of our Board of Directors represent diverse viewpoints, background and experiences and considers or seeks candidates considering the diverse communities, geographies, and demographics in which we operate. In addition, the Nominating and Governance Committee believes that diversity, including gender, ethnic, racial and LGBTQ+ diversity, is important to assure that the Board is representative of our investors, our employees and our communities. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, an individual’s contributions to the Board of Directors are also considered. For further description of the current Board of Directors’ qualifications, skills and experiences, please see “Corporate Governance and Other Matters—Director Qualifications, Skills and Experiences.”

The Nominating and Governance Committee will consider candidates for our Board of Directors who have been suggested by its members, other members of the Board of Directors, our senior management, individuals personally known to members of our Board, and our stockholders.

From time to time, the Nominating and Governance Committee may solicit proposals for candidates from interested constituencies or may use paid third-party search firms to identify candidates. The Nominating and Governance Committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, no interlocking relationships existed between any member of the Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company.

Process for Stockholders to Recommend Candidates for Election to the Board of Directors

Stockholders who wish to submit names of candidates for our Board of Directors for consideration by the Nominating and Governance Committee should do so in writing, addressed to the Nominating and Governance Committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, and should include the following information:

▪	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

▪	the name and contact information for the candidate and the stockholder proposing the candidate;

▪	a statement of the candidate’s occupation and background, including education and business experience;

▪	information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

▪

a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

▪	a statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the Nominating and Governance Committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our Board of Directors at an annual stockholders’ meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request or can be found filed as an exhibit to our Annual Report, available at www.sec.gov, or on our website. In addition to the requirements in our bylaws, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than 60 days prior to the anniversary date of the Annual Meeting.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend. Six directors attended the 2022 Annual Meeting of Stockholders via remote communication.

Board Evaluation

The Company is committed to providing transparency regarding our Board and committee evaluation process. The chairperson of the Board, who is also a member of the Nominating and Governance Committee, leads the Board’s self-evaluation process, which may vary year to year but generally requires each director to complete a comprehensive evaluation of the performance of both the Board as a whole and, to the extent applicable, the committees on which the director serves. The results of the directors’ evaluations, supplemented with third-party data, are consolidated and presented to the Nominating and Governance Committee along with areas for enhancement of Board practices. On the basis of the feedback provided during the annual Board and committee evaluation, the Board and each committee determine changes to Board and committee processes and procedures, as appropriate.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Stockholder Engagement

The Company maintains an active dialogue with its stockholders to ensure a diversity of perspectives is thoughtfully considered on issues including strategy, compensation practices and a broad range of ESG issues. The Nominating and Governance Committee assesses potential updates to our corporate governance practices and policies based on this feedback. To communicate broadly with our stockholders, we also seek to transparently share information relevant to our stockholders through our Investor Relations website, our Annual Report and this Proxy Statement.

Independent Chair and Board Leadership

The Board’s leadership structure consists of an independent chair (“Board Chair”). We separate the positions of Chief Executive Officer (“CEO”) and Board Chair in recognition of the differences between the two roles. The Board believes this structure provides independent Board leadership and engagement.

Given that our Chair is an independent director, the Board does not feel the need for a separate “lead independent director,” as our independent Chair performs that function. The Board takes its independence seriously and reinforces this standard with seven of the eight director nominees being independent.

Board Risk Oversight

The Board oversees the Company’s enterprise risk management processes for assessing and managing enterprise-wide risk. In carrying out this responsibility, the Board has delegated primary responsibility to the Audit Committee for oversight of management’s enterprise risk management process. Each quarter, the Audit Committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions intended to mitigate such risks. Throughout the year, and at least annually, the Board and the Audit Committee each review the steps management has taken to monitor and mitigate risks to the Company. The Audit Committee also routinely meets with various Company compliance personnel to obtain periodic assessment of compliance issues facing the Company. The Board or the Audit Committee also requests, when appropriate, that management conduct additional review of, or reporting on, select enterprise risks.

Cybersecurity Risk Oversight

In addition, the Audit Committee requires the Company’s management to provide periodic reports regarding the Company’s cyber risk management program. In order to respond to the threat of security breaches and cyberattacks, the Company has taken a proactive approach to data protection consisting of administrative, technical and physical safeguards. To build on the cyber security enhancements the Company implemented in 2020, which consisted of implementing enhanced firewalls, implementing additional cybersecurity monitoring by third-parties and providing mandatory cybersecurity training to all employees during the year, the Company implemented a zero trust cybersecurity architecture in 2021. During 2022 the Company completed further enhancements to its cybersecurity infrastructure. The Company also updated its incident response plan and conducted a cybersecurity tabletop exercise. The Audit Committee regularly briefs the entire Board on these matters, and the Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

ESG Oversight

As stated above, the Nominating and Governance Committee reviews with management the development and disclosure of the Company’s ESG practices and initiatives, coordinates the Board’s support of these activities with the Audit and Compensation Committees, and coordinates with management on the periodic presentation of these practices and initiatives to the Board.

Hedging Policy

The Company’s Insider Trading Policy prohibits our directors, officers, employees and certain agents (such as consultants and independent contractors) from engaging in short sales of our securities, transactions in publicly-traded options (such as puts and calls) or other derivative securities with respect to our securities, and hedging transactions. These individuals are also prohibited from trading our securities while in possession of material nonpublic information, trading the securities of our customers, suppliers, competitors, potential acquisitions, or partners while in possession of material nonpublic information, holding our securities in margin accounts, and pledging our securities as collateral for loans.

Director Qualifications, Skills and Experience

The Nominating and Governance Committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience. The table below sets forth certain qualifications, skills and experience of our non-employee director nominees.

Skills

Industry-related skills

FPGA Industry Experience		∎			∎		∎

Semi-conductor Technology /Ecosystem	∎	∎	∎	∎	∎	∎	∎

International Business Experience – Asia	∎	∎		∎	∎	∎	∎

International Business Experience – Europe	∎			∎	∎	∎	∎

Domestic Business Experience – North America	∎	∎	∎	∎	∎	∎	∎

Customer Segments

Communications		∎		∎	∎		∎

Data Centers/Cloud		∎			∎		∎

Industrial	∎	∎		∎	∎

Consumer	∎	∎		∎	∎	∎

Automotive				∎		∎

Trends in Customers-Facing Technologies

Software	∎		∎	∎		∎

Edge Computing				∎			∎

AI/ML/MLI		∎				∎	∎

General Business Skills

Human Resource Management and Compensation		∎	∎	∎	∎

Product Development Management and Compensation	∎			∎	∎	∎	∎

Sales & Distribution	∎			∎	∎	∎	∎

Supply Chain & Manufacturing		∎		∎	∎	∎	∎

IT/CIO/Cybersecurity	∎	∎	∎	∎

Investor/Banking	∎	∎		∎

Public Company Experience	∎	∎	∎	∎	∎	∎	∎

Board and Committee Governance	∎		∎	∎	∎	∎	∎

Financial Literacy	∎	∎	∎	∎	∎	∎	∎

Mergers & Acquisitions/Organizational Change	∎	∎	∎	∎	∎	∎

Strategy Development	∎	∎		∎	∎	∎	∎

Executive level responsibility for Company Growth (“recent enough”)		∎		∎	∎	∎

Board Diversity

The Nominating and Governance Committee of the Board of Directors is committed to continuing to identify, recruit and retain highly qualified directors and director candidates with diverse experiences, tenures, perspectives, and backgrounds to join and remain on our Board of Directors. The graphics below summarize the gender, age, tenure and independence of our director nominees as of the Annual Meeting date.

Age Average Age:60	Tenure Average Tenure: 5 yrs

Gender 3 of 8 director nominees are women	Independence 7 of 8 director nominees are independent

In addition, the table below provides certain information regarding the composition of our Board of Directors in the categories defined by Nasdaq Rule 5605(f). As shown below, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f).

Board Diversity Matrix (as of January 1, 2023)

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	5	-	-

Part II: Demographic Background

African American or Black

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	3	5

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

DIRECTOR COMPENSATION

2022 Director Compensation Table

The following table sets forth information concerning compensation of our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)		Total ($)

Richardson, D. Jeffrey	116,667	179,993	(2)	296,660

Abrams, Robin A.	80,000	179,993	(3)	259,993

Jensen, Mark E.	85,000	179,993	(4)	264,993

Lederer, James P.	90,000	179,993	(5)	269,993

Rangasayee, Krishna	21,667	—	(6)	21,667

Joshi, Anjali	73,333	179,993	(7)	253,326

Skillern, Raejeanne	18,958	103,852	(8)	122,810

Bettinger, Douglas	5,417	—	(9)	5,417
(1)	The chart below summarizes the gross cash amounts earned by non-employee directors for service during fiscal 2022 on the Board and its committees:

Name	Annual Board Service ($)	Audit Committee ($)	Compensation Committee ($)	Nominating and Governance Committee ($)		Total ($)

Richardson, D. Jeffrey	105,000	—	6,667	5,000		116,667

Abrams, Robin A.	55,000	10,000	—	15,000		80,000

Jensen, Mark E.	55,000	30,000	—	—		85,000

Lederer, James P.	55,000	10,000	25,000	—		90,000

Rangasayee, Krishna	18,333	—	3,333	—		21,667

Joshi, Anjali	55,000	—	10,000	8,333	†	73,333

Skillern, Raejeanne	16,042	—	2,917	—		18,958

Bettinger, Douglas	4,583	833				5,417
†	Reflects pro-rata amounts for Board service and service on the respective committees during the year.
(2)	The aggregate number of shares underlying unvested stock awards and outstanding option awards held by Mr. Richardson on December 31, 2022 were 4,033 and 43,918 respectively.
(3)	The aggregate number of shares underlying unvested stock awards held by Ms. Abrams on January 1, 2022 was 4,033.
(4)	The aggregate number of shares underlying unvested stock awards and outstanding option awards held by Mr. Jensen on December 31, 2022 were 4,033 and 18,000 respectively.
(5)	The aggregate number of shares underlying unvested stock awards held by Mr. Lederer on December 31, 2022 was 4,033.
(6)	There were no aggregate number of shares underlying unvested stock awards and outstanding option awards held by Mr. Rangasayee on December 31, 2022.
(7)	The aggregate number of shares underlying unvested stock awards held by Ms. Joshi on December 31, 2022 was 4,033.
(8)	The aggregate number of shares underlying unvested stock awards held by Ms. Skillern on December 31, 2022 was 2,290.
(9)	There were no aggregate number of shares underlying unvested stock awards and outstanding option awards held by Mr. Bettinger on December 31, 2022.

Narrative Discussion to 2022 Director Compensation Table

The Company compensates its non-employee directors with cash retainers and equity grants. The cash retainers are comprised of annual retainers for service on the Board of Directors and its standing committees. In 2022, non-employee directors received a cash retainer of $55,000, per year for service on the Board of Directors, the chairperson of the Board of Directors received an additional annual retainer of $50,000, and the chairpersons of the Audit Committee, Compensation Committee, Nominating and Governance Committee received additional annual retainers of $20,000, $15,000 and $10,000, respectively. Committee members received additional annual retainers of $10,000 for the Audit and Compensation Committees, and $5,000 for the Nominating and Governance Committee. For non-employee directors that joined the Company during 2022, the annual retainer and fees were prorated based on their dates of service commencement. Director compensation is subject to review by the Compensation Committee annually.

Directors received an RSU award following the annual meeting of stockholders for a number of shares of common stock determined by dividing $180,000 by the fair market value of a share of the common stock on the grant date (“Annual RSU Grant”), which vests and become payable with respect to 100% of the RSUs on the first anniversary of the grant date, provided that the director continues to serve as a director on such dates. If a non-employee director’s initial appointment to the Board is on a date other than the date of the Annual Meeting of Stockholders, on the 30th day following the date of that non-employee director’s appointment, he or she receives a prorated Annual RSU Grant equivalent to the Annual RSU Grant multiplied by a fraction with (i) the numerator equal to 12 minus the number of months completed since the Company’s last annual meeting of stockholders on the effective date of the Non-Employee Director appointment, and (ii) the denominator equal to 12. In the event of a change in control, unvested RSUs and options held by our non-employee directors generally become vested and exercisable or payable in full effective immediately prior to the change in control. If Proposal No. 5 relating to approval of the 2023 Equity Incentive Plan is approved, no non-employee director may be paid compensation for service as a non-employee director that, in the aggregate, exceeds $500,000 per fiscal year, increased to $750,000 for the fiscal year in which a non-employee director joins the Board of Directors as a non-employee director. Any equity awards or other compensation paid or provided to an individual for his or her services as an employee or consultant (other than as a non-employee director), will not count for purposes of these limits.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Ernst & Young LLP (“EY”) to act as our independent registered public accounting firm for the fiscal year ending December 30, 2023. Although ratification is not legally required, we are asking stockholders to ratify the appointment of EY as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.

Representatives of EY have been invited and are expected to attend the Annual Meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

In fiscal year 2020, the Company conducted a competitive process to determine the Company’s independent registered public accounting firm. As a result of the competitive process, the Audit Committee approved the appointment of EY as the Company’s independent registered public accounting firm effective May 8, 2020. EY has acted as the Company’s independent registered public accountant since its initial appointment.

Audit and Related Fees

Under its charter, the Audit Committee reviews and pre-approves all audit and permissible non-audit services performed by our independent registered public accounting firm. In 2021, KPMG LLP (“KPMG”), the Company’s previous independent registered public accounting firm, performed limited audit services on behalf of the Company. The Audit Committee reviewed and pre-approved the proposed fees to be charged by EY and KPMG for audit and permissible non-audit services and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of EY and KPMG. The following table sets forth the fees for professional audit services rendered by EY and KPMG for the audit of the Company’s annual financial statements for fiscal years 2022 and 2021, and fees billed for other services rendered by EY and KPMG during those periods.

	2022 EY	2021 EY	2021 KPMG

Audit fees(1)	$1,960,000	$1,530,000	$45,000

Tax fees(2)	$233,612	$196,024	—

All other fees(3)	$30,000	$252,475

Total	$2,223,612	$1,978,499	$45,000
(1)

For fiscal 2022 and 2021, this category includes fees for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, and for statutory audits of certain of our international subsidiaries.

(2)	This category includes fees billed for tax compliance, tax planning and tax advice.
(3)	This category includes fees billed for acquisition due diligence services.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the Audit Committee has the sole authority to approve the retention and termination of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing EY as our independent registered public accounting firm for the fiscal year ending December 30, 2023, the Audit Committee carefully considered that firm’s qualifications and performance during fiscal 2022.

Vote Required

The proposal to ratify the appointment of EY requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. If the appointment of EY is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain EY.

Recommendation

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE,

ON A NON-BINDING, ADVISORY BASIS,

NAMED EXECUTIVE OFFICERS’ COMPENSATION

We are asking stockholders to approve a non-binding advisory resolution on the Named Executive Officers’ compensation as disclosed in this Proxy Statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee believes that we should make our executive compensation arrangements and practices clear and transparent to stockholders. The Compensation Committee endeavors to align our executives’ interests with those of our stockholders, to attract, motivate and retain highly qualified executives, and to provide our executive team with additional compensation when they achieve superior financial results. The Compensation Committee and the Board of Directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our goals.

We urge stockholders to read the “Executive Compensation” section of this Proxy Statement beginning on page 30 of this Proxy Statement, including the “Compensation Discussion and Analysis” that discusses our Named Executive Officers’ compensation for fiscal 2022 in more detail, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, appearing on pages 52 through 64 of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as disclosed in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders.

Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the Board of Directors or the Compensation Committee, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future decisions regarding our Named Executive Officer compensation programs. Stockholders have an opportunity to cast such an advisory vote annually, therefore, your next opportunity to do so will be at the 2024 Annual Meeting of Stockholders, subject to the outcome of Proposal 4.

Vote Required

Advisory Vote to Approve Named Executive Officers Compensation. Approval of the non-binding, advisory vote on the compensation of the Named Executive Officers requires the affirmative vote of the holders of a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting. The Board of Directors will consider the outcome of the vote when making future decisions regarding the compensation of the Named Executive Officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Named Executive Officers.

Recommendation

The Board of Directors recommends that stockholders vote “FOR” the approval, on a non-binding, advisory basis of our Named Executive Officers’ compensation disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers:

Name	Age	Office Held

James R. Anderson	50	President and Chief Executive Officer

Stephen Douglass	61	Senior Vice President, Research and Development

Esam Elashmawi	54	Senior Vice President, Chief Strategy and Marketing Officer

Tracy Feanny	49	Senior Vice President, General Counsel and Secretary

Sherri Luther	57	Senior Vice President, Chief Financial Officer

Mark Nelson	57	Senior Vice President, Worldwide Sales

Glenn O’Rourke	58	Senior Vice President, Global Operations and Quality

James R. Anderson, 50, joined the Company as the President and Chief Executive Officer in September 2018. Prior to joining the Company, Mr. Anderson led the Computing and Graphics business group at AMD. Prior to joining AMD in 2015, Mr. Anderson served at Intel Corporation from November 2014 to May 2014. Prior to Intel, Mr. Anderson spent nearly a decade at Avago Technologies Limited and LSI Corporation in a variety of leadership positions spanning general management, engineering, sales, marketing and strategy.

Stephen Douglass, 61, joined the Company in September 2018 and serves as Senior Vice President, Research and Development. Prior to joining the Company, Mr. Douglass served as Corporate Vice President, Worldwide Technical Sales and Support at Xilinx. Prior to leading the Worldwide Technical Sales and Support Team in 2012, Mr. Douglass held a wide range of leadership positions at Xilinx, including Vice President and GM, Advanced Products Division, and Vice President of Product Development. Before joining Xilinx, Mr. Douglass was at Cypress Semiconductor for 13 years and served in various leadership roles, including Business Unit Director, CPLDs and FPGAs. Mr. Douglass started his career as a Circuit Design Engineer at Intel Corporation.

Esam Elashmawi, 54, joined the Company in September 2018 and serves as Senior Vice President, Chief Strategy and Marketing Officer. Prior to joining the Company, Mr. Elashmawi served as Senior Vice President and General Manager at Microsemi Corporation. Mr. Elashmawi previously served as Vice President of Product Development at Actel Corporation, which Microsemi Corporation acquired in 2010. Earlier in his career, Mr. Elashmawi co-founded SiliconExpert Technologies, a component management software company, which was acquired by Arrow Electronics.

Tracy Feanny, 49, joined the Company in November 2021 and serves as Senior Vice President, General Counsel, and Secretary. Prior to joining the Company, Ms. Feanny held various positions at National Instruments Corporation from September 2012 to November 2021, including Vice President, Deputy General Counsel, and Assistant Secretary. Prior to her time at National Instruments, Ms. Feanny served in various positions at Amazon Web Services and Dell Technologies.

Sherri Luther, 57, joined in the Company in January 2019 and serves as Senior Vice President, Chief Financial Officer. Prior to joining the Company, Ms. Luther was a senior financial executive at Coherent Inc. for over sixteen years, and most recently served as its Corporate Vice President of Finance. Prior to joining Coherent Inc., Ms. Luther held a number of senior finance and accounting positions at companies including Quantum, Ultra Network Technologies and Arthur Andersen. Ms. Luther is a Certified Public Accountant in the State of California.

Mark Nelson, 57, joined the Company in January 2019 and serves as Senior Vice President, Worldwide Sales. Prior to joining the Company, Mr. Nelson served as Vice President and General Manager of Worldwide Sales for Intel Corporation’s Programmable Solutions Group from January 2016. Prior to his time at Intel, Mr. Nelson worked in various positions at Altera between August 2004 and December 2015, including Senior Vice President Worldwide & Technical Services and Vice President EMEA Sales.

Glenn O’Rourke, 58, joined the Company in December 2018 and serves as Senior Vice President, Global Operations and Quality. Prior to joining the Company, Mr. O’Rourke held several positions at Xilinx, including Corporate Vice President of Supplier Management, Technology and Product Cost Center. Earlier in his career Mr. O’Rourke served as Senior Group Manager Product and Test Engineering at Lattice Semiconductor Corporation and was a Product Development Manager / Program Manager at STMicroelectronics.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer and the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2022 (our “Named Executive Officers”). Our Named Executive Officers for the year ended December 31, 2022 (referred to below as “fiscal 2022”) were:

▪	James R. Anderson, our President and CEO;

▪	Sherri Luther, our Senior Vice President, Chief Financial Officer;

▪	Stephen Douglass, our Senior Vice President, Research and Development;

▪	Esam Elashmawi, our Senior Vice President, Chief Strategy and Marketing Officer; and

▪	Mark Nelson, our Senior Vice President, Worldwide Sales.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2022. It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation determinations for our Named Executive Officers for fiscal 2022, including the key factors that the Compensation Committee considered in deciding or making recommendations to our Board of Directors with respect to their compensation.

Executive Summary

Who We Are

We develop technologies that we monetize through differentiated programmable logic semiconductor products, system solutions, design services and licenses. We are the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships and commitment to world-class support enable our customers to create a smart, secure and connected world.

Fiscal 2022 Business Highlights

▪	Grew revenue 28% year over year, and increased revenue by double digits in our core strategic market segments Communication and Computing (by 26%), and Automotive and Industrial (by 41%).
▪	Increased gross margin 610bps on a generally accepted accounting principles (“GAAP”) basis year over year to 68.5%;
▪	Expanded net income by 86.5% and EPS (diluted) by 89.5% on a GAAP basis year over year;
▪	Continued to improve the cadence of new product launches with the introduction of the fifth Nexus™ device family, MachX05-NX;
▪

Launched our latest power-efficient FPGA platform, Lattice AvantTM, which significantly expands our product portfolio, doubles our addressable market and creates new greenfield revenue growth opportunities.

Fiscal 2022 Executive Compensation Highlights

Consistent with our performance and compensation objectives, the Compensation Committee (and, in the case of our CEO, the independent members of our Board of Directors upon the recommendation of the Compensation Committee) took the following actions relating to the compensation of our Named Executive Officers for fiscal 2022:

▪

Base Salary — Approved annual base salary increase of 6.1% for our CEO (setting his annual base salary at $675,000) and annual base salary increases ranging from 3.0% to 10.8% for our other Named Executive Officers.

▪	Cash Incentive Awards — Paid annual cash incentive awards to our Named Executive Officers that reflected achievement of 178.7% to 195.4% of their target annual cash incentive award opportunity.

▪

Long-Term Incentive Compensation Awards — Granted time-based RSU awards that may be settled for shares of our common stock with aggregate values of (i) $3,000,000 for our CEO and (ii) between $800,000 and $1,000,000 for each of our other Named Executive Officers; and performance-based RSU (“PRSU”) awards, which vest three years from the date of grant, with aggregate target values of (i) $3,000,000 for our CEO and (ii) between $800,000 and $1,000,000 for each of our other Named Executive Officers.

Aligning Pay and Performance

Our executive compensation program is driven by our pay-for-performance philosophy. As a result, we structure a significant portion of our Named Executive Officers’ target total direct compensation with variable elements tied to our performance. In addition, we set challenging target and threshold performance goals under our variable compensation plans to ensure that compensation is earned based upon exceptional performance against pre-established financial, operational and strategic goals.

The following chart illustrates that, in the case of our CEO, 92% of his target total direct compensation for fiscal 2022 and, in the case of our other Named Executive Officers, on average 86% of their target total direct compensation for fiscal 2022 was “at risk” variable compensation in the form of a target annual cash incentive opportunity, a time-based RSU award and target PRSU awards.

Executive Compensation-Related Policies and Practices

We endeavor to align our executive compensation policies and practices with our governance standards. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related governance policies and practices that were in place in fiscal 2022:

COMPENSATION OVERSIGHT

Independent Compensation Committee

The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.

Independent Compensation Advisor

The Compensation Committee engaged an external compensation consultant to assist with its fiscal 2022 compensation review. This consultant performed no other consulting or other services for us during fiscal 2022.

EVALUATION AND DESIGN OF COMPENSATION PROGRAM

Annual Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation peer group used for comparative purposes.

Annual Compensation-Related Risk Assessment

The Compensation Committee regularly reviews our compensation-related risk profile and has determined that there are no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.

Performance-Based Equity Awards	In fiscal 2022, approximately 38% of our CEO’s and, on average, approximately 32% of our other Named Executive Officers’ target total direct compensation consisted of PRSU awards.

No Special Retirement or Pension Plans

We do not currently offer, nor do we have plans to provide any retirement plans to our executive officers that are not available to similarly situated employees, including pension arrangements, defined benefit retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers.

COMPENSATION-RELATED POLICIES

Policy on Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.
Stock Ownership Policy	We maintain stock ownership requirements for our CEO and our Section 16 officers, as well as for the non-employee members of our Board of Directors.

Incentive Compensation Recovery Policy

We maintain a policy providing for the recovery of incentive compensation awarded or paid to an executive officer if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

No Stock Option Repricing

Our equity incentive plans expressly prohibit the repricing of stock options without stockholder approval. See Proposal No. 5 relating to approval of our new 2023 Equity Incentive Plan, which expressly prohibits exchange programs.

Hedging and Pledging Prohibitions

Our insider trading policy prohibits short sales, trading in derivative securities, entering into hedging transactions, pledging our securities as collateral for loans and holding our securities in margin accounts.

“Double-Trigger” Change in Control Arrangements

Our change in control compensation arrangements generally are “double-trigger” arrangements that require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

Limited Tax “Gross-Ups”

We do not provide any tax “gross-ups” that may arise due to the application of Sections 280G and 4999 of the Internal Revenue Code (the “Code”) to our executive officers.

We do not provide any other tax “gross-ups” to our executive officers, other than in connection with standard relocation benefits.

Succession Planning	We have an executive assessment process to ensure oversight of performance and maintain a consistent succession planning process.

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2022 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote) and approximately 97% of the votes cast approved our Named Executive Officers’ compensation for fiscal 2021. Our Board of Directors and Compensation Committee consider the result of the Say-on-Pay vote in determining the compensation of our executive officers. Based on the strong level of support for our executive compensation program demonstrated by the result of last year’s Say-on-Pay vote, among other factors, the Board of Directors and the Compensation Committee determined to continue to focus on incentivizing the Named Executive Officers and paying for performance for fiscal 2022.

The Board of Directors and the Compensation Committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.

In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2017 Annual Meeting of Stockholders, we have held an annual Say-on-Pay vote. Stockholders again have the ability to provide a non-binding, advisory vote on the frequency of future Say-on-Pay votes during this Annual Meeting of Stockholders.

Compensation Philosophy

Our executive compensation program is heavily weighted towards variable and equity compensation to reinforce the following principles:

▪	Alignment with long-term stockholder interests, including increasing our long-term stock price performance relative to our peers;

▪	Attracting, motivating and retaining a high-performing executive team and providing incentives related to our high expectations for that team;

▪

Rewarding our senior executives for achieving near and long-term business goals, including increasing our revenue and profitability, and meeting the ESG priorities outlined in our management business objectives; and

▪	Measuring our senior executives’ performance primarily by business results linked to our stockholders’ interests.

Consistent with these principles, we seek to directly link the cash-based variable compensation of our Named Executive Officers to our short-term or annual performance, while we align longer-term incentives, such as equity compensation, with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation, including performance-based equity compensation, strongly links the interests of our Named Executive Officers to the interests of our stockholders.

In addition, we seek to align our total compensation packages with the competitive market (as represented by our compensation peer group) to ensure that we can continue to attract, motivate and retain our senior executives who we believe are critical to our success. Keeping that in mind, we seek to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between our CEO and our other senior executives, and between our senior executives and our non-executive employees, and by considering our organizational structure, our stage in the company’s life cycle, affordability and the dilutive effect on our stockholders.

Compensation-Setting Process

Role of the Compensation Committee

Generally, the Compensation Committee discharges many of the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.

The Compensation Committee makes recommendations to our independent members of the Board of Directors regarding the compensation of our CEO and determines the compensation for our other executive officers, including the other Named Executive Officers. The independent members of our Board of Directors make all final decisions regarding the compensation of our CEO.

In carrying out its responsibilities, the Compensation Committee evaluates whether our compensation policies and practices reflect our executive compensation philosophy; seeks to make decisions that further our philosophy and align with best compensation practices; and reviews the performance of our CEO and executive officers when making decisions and recommendations with respect to their compensation.

Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of the compensation arrangements of our executive officers, typically during the first quarter of the fiscal year. The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at https://ir.latticesemi.com/static-files/0d3c6d89-2fd6-466c-92e9-356bddcc293a.

In making its determinations, the Compensation Committee engages a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions and recommendations with respect to the compensation of our executives.

Setting Target Total Direct Compensation

The Compensation Committee, with the assistance of its independent compensation consultant, reviews the base salary levels, annual cash incentive opportunities and long-term incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, or more frequently as warranted.

The Compensation Committee does not establish a specific target for formulating the total direct compensation opportunities of our executive officers. In making its recommendations about the compensation of our CEO and its decisions about the compensation of our other executive officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

▪	our executive compensation program objectives;

▪	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board of Directors;

▪

each individual executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

▪

the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;

▪

the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;

▪	the potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives;

▪	our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;

▪	our financial performance relative to our peers, including the relative shareholder return of the Company and other companies;

▪

the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of these companies’ compensation levels based on an analysis of competitive market data; and

▪	the recommendations of our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decision-making and final decisions and recommendations regarding the compensation opportunity for our CEO and each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions and recommendations. In making its decisions and recommendations, which are subjective in nature, the members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, business judgment and knowledge of each executive officer’s role, responsibilities, knowledge, skills, experience, qualifications and tenure.

The Compensation Committee does not engage in benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions or recommendations with respect to our CEO and executive officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our management team assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as our CEO’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities and other compensation-related matters for our other executive officers based on our CEO’s evaluation of their performance for the prior year.

The Compensation Committee reviews and discusses our CEO’s proposals and recommendations and considers them as one factor in determining and approving the compensation of our other executive officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

For the 2022 Cash Incentive Plan, the target annual cash incentive award for each of our Named Executive Officers was subject to a discretionary increase or decrease of up to 100% based on a general assessment of his or her individual contributions during the year. At the beginning of the year, our CEO met with each of our other executive officers to review his or her performance for the prior year and to discuss expectations with respect to the performance of his or her respective business unit or function and such unit or function’s contributions to our overall results for the current year. These discussions were to form the basis for the evaluation of his or her performance at the end of the year with respect to his or her target annual cash incentive award. In the case of our CEO, these discussions were held with the independent members of our Board of Directors.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In fiscal 2022, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, and assist with the data analysis and selection of the compensation peer group.

During 2022, Semler Brossy attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the following:

▪	consultation with the Compensation Committee chair and other members between Compensation Committee meetings;

▪

an analysis of competitive market data for our executive officer positions and evaluation of how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and/or in selected broad-based compensation surveys compensate their executives;

▪	a review of and research on the composition of various alternative compensation peer groups;

▪	an assessment of executive compensation trends within our industry, and an update on corporate governance and regulatory issues and developments;

▪	an analysis of competitive market data for the compensation of non-employee members of our Board of Directors;

▪	an analysis of competitive market data for compensation plans, programs and policies; and

▪	support on other ad hoc matters.

The terms of Semler Brossy’s engagement included reporting directly to the Compensation Committee chair. Semler Brossy also coordinated with our management for data collection and job matching for our executive officers. In fiscal 2022, Semler Brossy provided no other services to us.

The Compensation Committee has evaluated its relationship with Semler Brossy to ensure that it believes that Semler Brossy is independent from management. This review process included a review of the services that Semler Brossy provided, the quality of those services and the fees associated with the services provided during fiscal 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Semler Brossy.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies.

This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization and industry focus. The competitive data drawn from this compensation peer group is only one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

The compensation peer group that the Compensation Committee used to analyze the compensation of our executive officers and make its compensation decisions for fiscal 2022 was comprised of publicly traded technology companies who hire executive talent comparable to our executives.

In August 2022, the Compensation Committee determined no modifications were needed to the compensation peer group approved by the Compensation Committee in July 2021, which consisted of the following companies:

Ambarella Inc.	Nanometrics Incorporated
Axcelis Technologies, Inc.	Power Integrations, Inc.
Cirrus Logic, Inc.	Rambus Inc.
Wolfspeed Inc. (formally Cree, Inc.)	Semtech Corporation
Diodes Incorporated	Silicon Laboratories
Inphi Corporation	Synaptics Incorporated
MACOM Technology Solutions	Universal Display Corporation
MaxLinear, Inc.	Xperi Corporation
Monolithic Power Systems, Inc.

As part of its annual executive compensation review, the Compensation Committee used data gathered by Semler Brossy from the public filings of the companies in our compensation peer group, as well as data from special data cuts drawn from the Radford 2022 Global Technology Survey of companies that are similar to us in revenue, market capitalization and industry focus for purposes of providing additional perspective in the case of executive positions where the compensation peer group offered a limited number of relevant data points. This data permitted the Compensation Committee to evaluate the competitive market when formulating its recommendations for the total direct compensation package of our CEO and when determining the total direct compensation packages for our other executive officers, including base salary, target annual cash incentive awards and long-term incentive compensation.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

The principal elements of our fiscal 2022 executive compensation program for our Named Executive Officers, including the Chief Executive Officer, are set forth in the following table, each of which is described in more detail below. The Compensation Committee considers the factors described under “Compensation-Setting Process – Setting Target Total Direct Compensation” above to determine the form and amount of each element of compensation similarly for our Named Executive Officers.

The following table sets forth information regarding each individual compensation element, including a description of each element and a summary of the element’s key objectives.

Compensation Element	Description	Element Objectives

Base Salary	Fixed cash compensation based on the Named Executive Officer’s role, responsibilities, competitive market positioning and individual performance	▪ Attract and retain key executive talent ▪ Provide a specified level of cash compensation for the Named Executive Officer’s performance of his or her responsibilities

Annual Cash Incentive Awards

▪  Annual cash incentive with target award amount for each Named Executive Officer; actual cash awards may be higher or lower than target based on business and individual performance

▪  Provided under our 2022 Cash Incentive Plan

▪ Attract and retain key executive talent ▪ Encourage and reward individual contributions and achievement of annual corporate performance objectives

Long-Term Incentive Compensation

Long-term equity awards granted in the form of time-based RSU awards and performance-based PRSU awards; actual PRSU awards earned may be higher or lower than target based on our relative total stockholder return in comparison to an index or our revenue growth for other PRSU awards

▪ Attract and retain key executive talent ▪ Drive top-tier performance and focus on sustained long-term success ▪ Enhance stock ownership/align with stockholders’ interests

Base Salary

Base salary represents the fixed portion of the compensation of our Named Executive Officers and is an important element of compensation intended to attract and retain highly talented individuals.

Generally, we use base salary to provide each Named Executive Officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and considers making adjustments as it determines to be reasonable and necessary to reflect the scope of an individual’s experience, performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.

In February 2022, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to the independent members of our Board of Directors that the base salary of our CEO be increased to be more competitive with the base salaries of similarly situated chief executive officers at companies of comparable size and stage of maturity. In addition, the Compensation Committee determined to adjust the base salaries of each of our other Named Executive Officers to better align their base salaries with the competitive market. Subsequently, the increase to the base salary of our CEO was approved by the independent members of our Board of Directors in February 2022.

The base salaries of our Named Executive Officers for fiscal 2022 were as follows:

Named Executive Officer	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary(1)	Percentage Adjustment

Mr. Anderson	$636,000	$675,000	6.1%

Ms. Luther	$390,885	$410,550	5%

Mr. Douglass	$360,603	$400,000	10.8%

Mr. Elashmawi	$381,924	$400,000	4.7%

Mr. Nelson	$418,180	$430,540	3%
(1)	These base salaries were effective April 1, 2022.

The actual base salaries paid to our Named Executive Officers in fiscal 2022 are set forth in the “2022 Summary Compensation Table” below.

Annual Cash Incentive Compensation

We use an annual cash incentive program in which all of our non-sales employees (including our Named Executive Officers) are eligible to participate to achieve our annual business goals. Although Mr. Nelson is our Senior Vice President, Worldwide Sales, he participated in our annual cash bonus program rather than our sales incentive plan in fiscal 2022. In December 2021, the Compensation Committee approved the 2022 Cash Incentive Plan to provide incentives for these employees to meet or exceed the principal business objectives set forth in our fiscal 2022 annual operating plan. Under the 2022 Cash Incentive Plan, annual cash incentive award payments were to be funded based on our level of achievement of pre-established corporate performance goals and then subject to adjustment for individual performance as described below.

Target Annual Cash Incentive Awards

For purposes of the 2022 Cash Incentive Plan, each Named Executive Officer’s target annual cash incentive award was to be based upon a specific percentage of his or her annual base salary.

Each Named Executive Officer’s target annual cash incentive award (as a percentage of his or her base salary) for fiscal 2022 was (i) 110% of base salary for the CEO and (ii) 75% of base salary for each of our other Named Executive Officers. The Compensation Committee increased the fiscal 2022 target annual cash incentive for our Named Executive Officers by 10 percentage points from the fiscal 2021 target to reflect current market practices.

Corporate Performance Objectives

Each Named Executive Officer was eligible to receive an annual cash incentive award payment under the 2022 Cash Incentive Plan based upon his or her individual performance and the attainment of one or more corporate performance components that were established by the Compensation Committee and which related to financial and operational objectives that were important to us.

In December 2021, the Compensation Committee selected three equally weighted performance components for the 2022 Cash Incentive Plan: (i) non-GAAP operating income, (ii) revenue, and (iii) management objectives. The Compensation Committee believed these components were appropriate because, in its view, they continued to be the best indicators of our successful execution of our annual operating plan and provided a strong emphasis on growth while managing expenses and strengthening our customer and employee relationships, which it believed would most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2022 Cash Incentive Plan:

▪

“non-GAAP operating income” meant our operating income determined under GAAP, excluding stock-based compensation, certain restructuring charges, expenses incurred in connection with mergers, acquisitions, or other similar corporate transactions, and accrual and payment of incentives under the 2022 Cash Incentive Plan; and

▪	“revenue” meant our GAAP revenue, as reflected in our audited financial statements for fiscal 2022.

The Compensation Committee established threshold, target and maximum achievement levels for each of the two financial performance components. To the extent that performance for either component was below the threshold performance level, there would be no payment with respect to that component. In addition, the potential payment for any such component was capped at the maximum performance level. Achievement levels and payment percentages for performance between the threshold and maximum performance levels were set forth in a matrix approved by the Compensation Committee. Payment for performance at points between those reflected in the matrix were to be calculated using straight-line interpolation.

The resulting performance levels for the two financial performance components were as follows:

Non-GAAP Operating Income

Attainment vs. Plan	Amount	Payout Percentage

Threshold	$ 122.9 million	0%

Maximum	$ 252.9 million or more	250%

Revenue

Attainment vs. Plan	Amount	Payout Percentage

Threshold	$ 488 million	0%

Maximum	$736.4 million	250%

The Compensation Committee also determined that the minimum threshold for either the non-GAAP operating income component or the revenue component must be attained for there to be any payout with respect to the management objectives component.

The management objectives component was based on the achievement of objectives related to (i) delivering fiscal 2022 gross margin above a pre-established target, including through product cost savings, (ii) successful execution of our new product platform, including the launch of the Lattice AvantTM product platform, and the build-out of a new product pipeline, (iii) delivering certain application specific solutions to customers in the first, second, and fourth quarters of fiscal 2022, (iv) driving revenue growth above a specified level through the achievement of certain design wins goals, including from strategic customers, (v) achieving industry leading employee engagement and retention, (vi) expanding the previously established company-wide training program, and (vi) demonstrating continued progress on Company ESG initiatives. These management objectives were chosen in order to drive the expansion of gross margin to achieve our target business model, meet execution commitments on our new product platform, deliver additional solution value to our customers, drive new product adoption in order to achieve future revenue targets, help enhance employee engagement and development, and further our ESG initiatives. Under the terms of the 2022 Cash Incentive Plan, the maximum payout percentage was 200%.

Under the 2021 Cash Incentive Plan, the maximum payout percentage for the non-GAAP operating income, revenue and management business objective components was 200%. Under the 2022 Cash Incentive Plan, the maxim payout percentage for the non-GAAP operating income and revenue components was 250%, and the maximum payout percentage for the management objectives component was 100%. Accordingly, based on the weighting for each component, the maximum payout percentage for both the 2021 and 2022 Cash Incentive Plan was 200%. The modification of the 2022 maximum payout percentages for the individual components was made to better align with the ability to achieve and exceed the targets for each component.

Individual Performance

In addition to our actual results as measured against the corporate performance objectives under the 2022 Cash Incentive Plan, each Named Executive Officer’s, tentative annual cash incentive award payment was subject to a discretionary increase or decrease by up to 100% based on a general assessment of his or her individual contributions for the year. In the case of our CEO, this assessment was made by the independent members of our Board of Directors. In the case of each of our Named Executive Officers (other than our CEO), this assessment generally involved a review of his or her functional area for the year as well as consideration of his or her contributions to our overall financial and operational results. The purpose of the increase in the discretionary amount of the award payment was to further align payment under the 2022 Cash Incentive Plan to the contribution and performance of each of our Named Executive Officers.

Annual Cash Incentive Award Payments

In February 2023, the Compensation Committee determined the annual cash incentive award payments for our Named Executive Officers for fiscal 2022. First, the Compensation Committee reviewed our performance with respect to each of the corporate performance components and determined the extent to which each objective had been achieved for the year. Specifically, the Compensation Committee determined that our non-GAAP operating income for fiscal 2022 was approximately $254.9 million, our revenue for fiscal 2022 was approximately $660.7 million and, based on our achievement with respect to each of the pre-established management objectives for the year, our attainment level for the management objectives component was 86%.

Based on these results, the Compensation Committee then determined the percentage achievement of each performance component and the corresponding weighted payment level, as follows:

Corporate Performance Component	Weighting	Percentage Achievement versus Target Performance	Weighted Payment Level(1)

Non-GAAP operating income	33%	250%	83.3%

Revenue	33%	200%	66.8%

Corporate performance	33%	86%	28.6%

Total			178.7%

After the overall payment level for the corporate performance components under the 2022 Cash Incentive Plan had been determined to be 178.7%, our CEO met with the Compensation Committee and provided his recommendations with respect to any further adjustments to the Named Executive Officers’ annual cash incentive award payments based on their individual performance. The Compensation Committee considered these recommendations, as well as the assessment of the individual contributions of our CEO by the independent members of our Board of Directors and its resulting recommendation for an individual performance adjustment for our CEO, and decided to make an adjustment in the final payment under the 2022 Cash Incentive Plan to Mr. Nelson based on Mr. Nelson’s individual performance in 2022, which helped achieve 28% year over year revenue growth in 2022 and to Mr. Douglass based on his individual performance that helped ensure the successful launch of the Lattice AvantTM platform in 2022. The Compensation Committee made no other adjustments based on the other Named Executive Officers’ individual performance.

The Compensation Committee recommended to the independent members of our Board of Directors the annual cash incentive award payment for our CEO set forth in the following table, which was subsequently approved by the independent members of our Board of Directors in February 2023. The annual cash incentive award payments to our Named Executive Officers were as follows:

Named Executive Officer	Target Award	Actual Award	Actual Award (as a Percentage of the Target Award)

Mr. Anderson	$731,775	$1,307,682	178.7%

Ms. Luther	$304,225	$543,651	178.7%

Mr. Douglass	$292,613	$571,766	195.4%

Mr. Elashmawi	$296,611	$530,043	178.7%

Mr. Nelson	$320,588	$622,581	194.2%

The annual cash incentive award payments made to our Named Executive Officers for fiscal 2022 are set forth in the “2022 Summary Compensation Table” below.

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to incent and reward our Named Executive Officers to help drive long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders. In fiscal 2022, these equity awards were granted in the form of both PRSU awards and time-based RSU awards. We believe that an appropriate mix of PRSU awards and RSU awards allow us to compete effectively in a highly competitive market and provide an appropriate long-term incentive for our Named Executive Officers.

Typically, we have granted equity awards to our executive officers as part of the Compensation Committee’s annual review of executive compensation. To date, the Compensation Committee has not applied a rigid formula in determining the size of these equity awards. Instead, the Compensation Committee determines the amount of each equity award after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity awards), the amount of equity compensation held by each executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), as well as the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.

In February 2022, after taking into consideration a competitive market analysis prepared by Semler Brossy and the recommendations of our CEO (except with respect to his own equity awards), as well as the factors described in the preceding paragraph, the Compensation Committee recommended the independent members of the Board of Directors grant equity awards to our CEO, and granted equity awards to our Named Executive Officers, in the amounts set forth in the chart below. Such equity grants included (1) a PRSU award with performance criteria based on our relative total stockholder return (“TSR”) in comparison to an index, and (2) an RSU award with time-based vesting requirements. The independent members of our Board of Directors subsequently approved the grant of the equity awards to our CEO in February 2022. The equity awards granted to our Named Executive Officers in fiscal 2022 were as follows:

Named Executive Officer	TSR Performance Restricted Stock Unit Award (target number of shares)(1)	TSR Performance Restricted Stock Unit Award (target value)	Restricted Stock Unit Award (number of shares)(1)	Restricted Stock Unit Award (target value)	Aggregate Target Value of Award

Mr. Anderson	53,142	$3,000,0000	53,142	$3,000,0000	$6,000,000

Ms. Luther	17,714	$1,000,000	17,714	$1,000,000	$2,000,000

Mr. Douglass	14,171	$800,000	14,171	$800,000	$1,600,000

Mr. Elashmawi	14,171	$800,000	14,171	$800,000	$1,600,000

Mr. Nelson	14,171	$800,000	14,171	$800,000	$1,600,000
(1)

The number of shares of our common stock subject to these awards was determined by dividing the 30-day trailing average of the market price of our common stock prior to the date of grant by the target value of the awards.

PRSU Awards

TSR-Based PRSU Awards

The TSR-Based PRSU awards will vest on the third anniversary of the date of grant based upon the total TSR of the Company relative to the Russell 2000 Index (the “Index”), an index that tracks the results of similarly-sized U.S. public companies and of which we are a constituent. The units granted will be tested for vesting on the third anniversary from the date of grant and will vest according to the following terms:

▪	If the relative TSR performance of our common stock does not achieve the threshold performance level, then none of the PRSUs will vest.

▪	If the relative TSR performance of our common stock achieves at least the threshold performance level, then the PRSUs will vest based on the following performance matrix:

Company Performance (Percentile Ranking)	Percentage of Performance Shares Vesting (as a Percentage of the Target Number of PRSUs)

Less than 26th Percentile	0%

26th Percentile	50%

55th Percentile	100%

75th Percentile	200%/CEO 250%
▪

If the relative TSR performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the percentage of the target number of PRSUs through straight-line interpolation, with the result rounded to the nearest whole share.

RSU Awards

The time-based RSU awards vest over a four-year period, with 25% of the units subject to the awards vesting on the first anniversary of the date of grant and the remaining units vesting at the rate of 6.25% of the total number of units subject to the awards as of the end of each three-month period thereafter, contingent upon each Named Executive Officer’s continued service with us through each applicable vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

Employee Benefits

Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance and commuter benefits. We also maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. Currently, we match 100% of the first 3% of a participant’s contributions and 50% of the next 3% of the participant’s contributions to the Section 401(k) Plan, subject to an applicable annual statutory maximum per employee.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our Named Executive Officers, except as generally made available to all our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make an individual more efficient and effective, and for recruitment and retention purposes. During fiscal 2022, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Agreements

In October 2019, the Compensation Committee, with the assistance of the Compensation Committee’s then compensation consultant, Compensia, Inc., began reviewing the employment agreements with our Named Executive Officers in order to update these agreements for market practices, to ensure the Named Executive Officers’ ability to execute effectively, to provide for the best interests of the Company and the retention of our Named Executive Officers, and to achieve consistence among all similar officers. In fiscal 2020, the Compensation Committee approved, and we entered into, an amended employment agreement for each of our Named Executive Officers.

Each of these employment agreements provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause) and sets forth the then current compensation arrangements for the Named Executive Officer, including a base salary and participation in our employee benefit programs. In addition, these employment agreements provide that our Named Executive Officers will be eligible to receive certain severance payments and benefits in connection with certain involuntary terminations of employment, including in connection with a change in control of the Company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation” below.

For detailed descriptions of the employment agreements we maintained with our Named Executive Officers during fiscal 2022, see “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation

The employment agreements of our Named Executive Officers contain certain protections in the event of their involuntary termination of employment under specified circumstances, including following a change in control of the Company. These arrangements provide reasonable compensation to the Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the employment agreements of our Named Executive Officers, the Compensation Committee has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraphs, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the executive to end his or her relationship without fault by the Company.

All payments and benefits that may be provided under a Named Executive Officer’s employment agreement in connection with a change in control of the Company are payable only if there is a subsequent loss of employment by the Named Executive Officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement instead of a single-trigger arrangement (where the vesting acceleration would apply upon the change in control) to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In the event of a change in control of the Company, to the extent Section 280G or 4999 of the Code is applicable to a Named Executive Officer, such individual is entitled to receive either payment of the full amounts to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving the greatest after-tax amount.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements in the event of a change in control of the Company are essential to attracting and retaining highly qualified executives. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our Named Executive Officers during fiscal 2022, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2022, see “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Stock Ownership Policy

Our Corporate Governance Policies include a requirement that our CEO must maintain ownership of shares of our common stock equal in value to three times his base salary, while our executive officers must maintain ownership of shares of our common stock equal in value to two times their base salary. For purposes of our policy, stock ownership includes all shares of our common stock owned outright by our CEO or an executive officer or held in trust for them or immediate family members but does not include any unvested or unexercised equity compensation awards. Our CEO has five years from the date of initial appointment to this position to attain this ownership level, while each of our executive officers has five years from the later of (i) the date the Section 16 Officer is appointed as a Section 16 Officer or (ii) the date of the amendment of our Corporate Governance Policies to attain their required ownership level.

In addition, in May 2020, on the recommendation of the Compensation Committee, the Board of Directors also amended our Corporate Governance Policies to increase the stock ownership requirement for the non-employee members of our Board of Directors. As amended, the non-employee members of our Board Directors must maintain ownership of our common stock equal in value to five times his or her annual cash retainer for Board service (not inclusive of chair or committee retainers). Previously, the ownership requirement for our non-employee directors was common stock with a value equal to three time his or her annual cash retainer for Board service. The existing non-employee members of our Board of Directors have three years from the date of the amendment to come into compliance with the amended ownership level. As before, new non-employee directors will have five years from the date of initial election to our Board of Directors to come into compliance with the new ownership level. Compliance is tested annually at the time of our Annual Meeting of Stockholders. Any non-employee director who fails to meet the ownership requirement as of the applicable testing date is prohibited from any trading of their Company-granted shares of common stock until he or she comes into compliance. They have three years to come into compliance.

Hedging and Pledging Prohibitions

Our Insider Trading Policy prohibits our employees (including our officers), the non-employee members of our Board of Directors and certain agents from engaging in short sales of our securities, transactions in publicly-traded options (such as puts and calls) or other derivative securities with respect to our securities, entering into hedging transactions, pledging our securities as collateral for loans and holding our securities in margin accounts. In addition, our Insider Trading Policy prohibits these individuals from trading our securities while in possession of material nonpublic information and trading the securities of our customers, suppliers, competitors, potential acquisitions or partners while in possession of material nonpublic information.

Incentive Compensation Recovery Policy

Under our Corporate Governance Policies, we will seek to recover, at the direction of the Compensation Committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Where the result of a performance measure was considered in determining the compensation awarded or paid, but the incentive compensation was not awarded or paid based on a formula, the Compensation Committee will determine in its discretion the amount, if any, by which the payment or award should be reduced.

In addition, if an executive officer engaged in intentional misconduct that contributed to the award or payment to such executive officer of a greater amount of incentive compensation than would have been paid or awarded in the absence of the misconduct, we may take other remedial and recovery action, as determined by the Compensation Committee in its discretion.

In October 2022, the SEC adopted final Rule 10D-1 instructing national securities exchanges to establish specific listing standards that may require us to update our incentive compensation recovery policy and, on February 22, 2023, Nasdaq submitted Proposed Listing Rule 5608 to the SEC. Once Nasdaq finalizes the listing standards requiring issuers to implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers, the Company will update its incentive compensation recovery policy to comply with such standards.

Tax and Accounting Considerations

Deduction Limitation

Section 162(m) of the Code generally limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) to $1 million per individual per year, subject to certain exceptions.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at an appropriate level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit. Accordingly, we expect to pay compensation to our executive officers that may not be fully deductible when, for example, we believe such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board of directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share- based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report for the fiscal year ended December 31, 2022 and this Proxy Statement for the Annual Meeting.

Compensation Committee

James P. Lederer, Chair

Anjali Joshi

D. Jeffery Richardson

Raejeanne Skillern

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Anderson, James R, President and CEO	2022	664,500		9,665,998		1,307,682	15,243	11,653,423
	2021	627,000	—	16,736,285	—	1,010,097	14,040	18,387,422
	2020	598,077	—	6,155,336	—	459,323	13,815	7,226,551
Luther, Sherri, SVP, CFO	2022	405,256		2,831,937		543,651	16,563	3,797,406
	2021	388,039	—	4,543,035	—	406,335	15,429	5,352,837
	2020	377,509	—	1,770,952	—	188,453	15,663	2,352,577
Douglass, Stephen, SVP, R&D	2022	389,393		2,265,518		571,766	19,149	3,245,826
	2021	357,977	—	3,634,412	—	374,856	18,474	4,385,719
	2020	351,421	—	1,770,952	—	175,429	16,730	2,314,533
Elashmawi, Esam, SVP, Chief Strategy and Marketing Officer	2022	395,133		2,265,518		530,043	15,856	3,206,550
	2021	379,143	—	3,997,801	—	397,020	15,181	4,789,145
	2020	375,023	—	1,770,952	—	187,212	13,412	2,346,599
Nelson, Mark, SVP, Worldwide Sales	2022	427,212		2,265,518		622,581	16,563	3,331,874
	2021	416,635	—	3,634,412	—	463,361	15,888	4,530,296
	2020	416,692	—	1,770,952	—	208,013	15,663	2,411,320
(1)

This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718. Amounts shown do not reflect compensation received by the Named Executive Officer. The assumptions used to calculate the value of the awards granted in fiscal 2022 are set forth in Note 11 in the Notes to Consolidated Financial Statements in the Annual Report, and for prior years in the corresponding note in that year’s Annual Report on Form 10-K.

(2)	Additional information regarding the amounts provided in this column for fiscal 2022 is provided in the 2022 All Other Compensation Table that follows this table.

2022 All Other Compensation Table

Name	Supplemental Life Insurance/Disability Premiums ($)	Additional Group Life Insurance Premiums	Other ($)(1)	Total ($)

James R. Anderson President & CEO	—	1,518	13,725	15,243

Sherri Luther SVP, CFO	—	2,838	13,725	16,563

Stephen Douglass SVP, R&D	1,068	4,356	13,725	19,149

Esam Elashmawi SVP, Chief Strategy and Marketing Officer	613	1,518	13,725	15,856

Mark Nelson SVP, Worldwide Sales	—	2,838	13,725	16,563

(1) Consists of employer contribution to 401(k) plan.

2022 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)

James R. Anderson President & CEO		—	731,775	1,307,682	—	—	—	—	—
	2/18/2022	—	—	—	—	—	—	53,142	—	3,225,719
	2/18/2022	—	—	—	—	53,142	132,855	—	—	6,440,279

Sherri Luther SVP, CFO		—	304,225	543,651	—	—	—	—	—
	2/18/2022	—	—	—	—	—	—	17,714	—	1,075,240
	2/18/2022	—	—	—	—	17,714	35,428	—	—	1,756,697

Stephen Douglass SVP, R&D		—	292,613	571,766	—	—	—	—	—
	2/18/2022	—	—	—	—	—	—	14,171	—	860,180
	2/18/2022	—	—	—	—	14,171	28,342	—	—	1,405,338

Esam Elashmawi SVP, Chief Strategy and Marketing Officer		—	296,611	530,043	—	—	—	—	—
	2/18/2022	—	—	—	—	—	—	14,171	—	860,180
	2/18/2022	—	—	—	—	14,171	28,342	—	—	1,405,338

Mark Nelson SVP, Worldwide Sales		—	320,588	622,581	—	—	—	—	—
	2/18/2022	—	—	—	—	—	—	14,171	—	860,180
	2/18/2022	—	—	—	—	14,171	28,342	—	—	1,405,338

(1)

Fair value as of the grant date was determined in accordance with ASC 718. The assumptions used to calculate the value of the awards are set forth in Note 11 in the Notes to Consolidated Financial Statements in our Annual Report.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal years 2020, 2021 and 2022 represent payments of awards under our Cash Incentive Plan for each of those years. Each Named Executive Officer’s potential award was based on a specified percentage of his or her annual base salary and the potential award increases when and if a Named Executive Officer’s annual base salary increases. Payments under our Cash Incentive Plan are made annually based on the achievement of the goals applicable to the year.

Please see the section “Compensation Discussion and Analysis” above for more information about our Cash Incentive Plan for fiscal 2022.

Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan that provided matching contributions in fiscal 2021. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee.

The principal equity components of executive compensation historically have consisted of stock options and time-based RSUs. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. Time-based RSUs help us retain our executives by ensuring that they receive some value from their equity awards since the RSUs will never be out of the money. Commencing in fiscal 2018, awards of PRSUs became a principal component of executive compensation. These grants are intended to align the interests of our executives with those of our stockholders and we intend to continue our increased focus on this alignment.

All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant and a seven-year term. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options, time-based RSUs and/or PRSUs) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

2022 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

James R. Anderson President & CEO	334,363(1)			$8.24	9/4/2025
						21,127(2)	1,370,720
								58,232(3)	3,778,092
						28,434(4)	1,844,798
								54,736(5)	3,551,272
								196,138(6)	12,725,433
								24,375(7)	1,581,450
								53,142(8)	3,447,853
								53,142(9)	3,447,853

Sherri Luther SVP, CFO						8,824(10)	572,501
						5,634(11)	365,534
								19,41112)	1,259,386
						9,016(13)	590,343
								14,254(14)	924,800
								57,016(15)	3,699,198
						8,018(16)	520,208
								17,714(17)	1,149,284
						17,714(18)	1,149,284

Stephen Douglass SVP, R&D						6,761(19)	438,654
								19,411(20)	1,259,386
						9,099(21)	590,343
								11,403(22)	739,892
								45,612(23)	2,959,307
						6,414(24)	416,140
								14,171(25)	919,414
						14,171(26)	919,414

Esam Elashmawi SVP, Chief Strategy and Marketing Officer						6,197(27)	402,061
								19,411(28)	1,259,386
						9,099(29)	590,343
								12,543(30)	813,790
								50,174(31)	3,255,289
						7,056(32)	457,793
								14,171(33)	919,414
						14,171(34)	919,414

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercis- able (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(**)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mark Nelson SVP, Worldwide Sales						13,859(35)	899,172
						5,634(36)	365,534
								19,411(37)	1,259,386
						9,099(38)	590,343
								11,404(39)	739,892
								45,612(40)	2,959,371
						6,414(41)	416,140
								14,171(42)	919,414
						14,171(43)	919,414
**	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 31, 2022, the last business day of fiscal 2022.
(1)

These stock options were granted on September 4, 2018. The options vest at the rate of 33.33% of the total option shares as of one year from the grant date, and at the rate of 8.33% of the total option shares as of the end of each three-month period thereafter.

(2)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(3)	These performance RSUs were granted on February 14, 2020 and vest upon achievement of the market conditions.
(4)

These RSUs were granted on February 14, 2020. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(5)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the market conditions.
(6)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(7)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(8)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(9)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(10)

These RSUs were granted on January 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(11)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(12)	These performance RSUs were granted on February 14, 2020 and vest upon achievement of the market conditions.

(13)

These RSUs were granted on February 14, 2020. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(14)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the market conditions.
(15)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(16)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(17)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(18)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(19)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(20)	These performance RSUs were granted on February 14, 2020 and vest upon achievement of the market conditions.
(21)

These RSUs were granted on February 14, 2020. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(22)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the market conditions.
(23)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(24)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(25)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(26)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(27)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(28)	These performance RSUs were granted on February 14, 2020 and vest upon achievement of the market conditions.
(29)

These RSUs were granted on February 14, 2020. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(30)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the market conditions.
(31)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(32)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(33)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(34)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(35)

These RSUs were granted on January 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(36)

These RSUs were granted on August 2, 2019. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(37)	These performance RSUs were granted on February 14, 2020 and vest upon achievement of the market conditions.
(38)

These RSUs were granted on February 14, 2020. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(39)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the market conditions.
(40)	These performance RSUs were granted on February 19, 2021 and vest upon achievement of the performance conditions.
(41)

These RSUs were granted on February 19, 2021. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(42)	These performance RSUs were granted on February 18, 2022 and vest upon achievement of the market conditions.
(43)

These RSUs were granted on February 18, 2022. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

2022 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

James Anderson President & CEO	140,000	8,494,304	600,101	32,903,000

Luther, Sherri SVP, CFO	—	—	186,630	12,185,496

Douglass, Stephen SVP, R&D	—	—	108,371	6,214,580

Elashmawi, Esam SVP, Chief Strategy and Marketing Officer	—	—	105,979	6,089,065

Nelson, Mark SVP, Worldwide Sales	—	—	244,854	15,241,836
(1)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.

Potential Payments upon Termination or Change-in-Control

Employment Agreement with James R. Anderson

In connection with his hiring, the Company entered into an employment agreement with Mr. Anderson effective September 4, 2018, which was amended in 2020. Under the terms of the agreement, in the event of an Involuntary Termination (which is defined as termination of his employment by the Company without Cause (as defined in the agreement) or by Mr. Anderson for Good Reason (as defined in the agreement)), Mr. Anderson will receive the following severance payments and benefits:

▪

a lump sum payment equal to Mr. Anderson’s then base salary, plus an amount equal to the annual incentive payment that Mr. Anderson would have earned had his employment continued through the end of the fiscal year in which the Involuntary Termination occurs, with such amount to be estimated reasonably and in good faith by the Company’s finance group at the time of the Involuntary Termination based on the anticipated actual payout as of the end of the fiscal year based on the performance of the Company;

▪

if Mr. Anderson elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for him and his eligible covered dependents until the earliest of 12 months after the termination date, the date he commences receiving substantially equivalent coverage in connection with new employment or the date he is no longer entitled to continuation coverage under the Company’s group health plan; and

▪

acceleration of the vesting of Mr. Anderson’s equity awards with respect to an additional number of shares of Company common stock as if Mr. Anderson had continued service with the Company for an additional 12 months following the date of his Involuntary Termination, with any performance-based equity awards vesting by reason of a determination/testing date falling within the 12-month period following the date of the Involuntary Termination vesting at the target amount (i.e., at the 100% vesting level for the applicable determination/testing date).

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning 90 days prior to the change in control and ending 24 months following the change in control), then Mr. Anderson will fully vest in all his outstanding equity awards and the amount of the lump sum cash severance payment described in the first bullet above will be increased to two times his then base salary, plus two times his then target bonus amount.

In order to receive the severance payments and benefits described above, Mr. Anderson is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement covenants in the agreement.

In the event any payments or benefits to be provided to Mr. Anderson (including any severance payments or benefits under the agreement) are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Internal Revenue Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise tax, whichever would entitle Mr. Anderson to receive the greatest after-tax amount.

In the event of a change in control:

▪

Mr. Anderson’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches will be converted to RSUs and will vest on the originally scheduled measurement dates, subject to Mr. Anderson remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the agreement as equity awards that vest solely based on service; and

For purposes of Mr. Anderson’s employment agreement, “Cause” means (i) Mr. Anderson’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to Mr. Anderson of a written demand from the Company that describes the basis for the Company’s belief that Mr. Anderson has materially breached the agreement; (ii) any refusal to comply with the reasonable and lawful instructions of the board of directors; (iii) any willful act of fraud or dishonesty that causes material damage to the Company; (iv) any willful violation of the Company’s insider trading policy; (v) any willful violation of the Company’s conflict of interest policies; (vi) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) Mr. Anderson’s conviction of a felony.

For purposes of Mr. Anderson’s employment agreement, “Good Reason” means the occurrence of any of the following, without Mr. Anderson’s express written consent: (i) a material diminution of Mr. Anderson’s duties, responsibilities, or authority; (ii) a material diminution of Mr. Anderson’s base salary or target bonus amount that also is applied to substantially all other executive officers of the Company on the approval of the board of directors if Mr. Anderson’s reduction is substantially proportionate to, or no greater than (on a percentage basis), the reduction applied to substantially all other executive officers); (iii) the Company’s material breach of the agreement; (iv) a requirement imposed by the Company or any successor to the Company that Mr. Anderson report to a corporate officer or employee rather than to the board of directors or any successor board of directors; (v) the Company requiring Mr. Anderson to relocate his primary place of employment to a facility or location that is more than 30 miles from his principal place of employment as of the effective date of the agreement; or (vi) the Company’s failure to have any successor promptly agree in writing to assume the Company’s obligations hereunder, except where the agreement is assumed by the successor by operation of law; provided, however, that Mr. Anderson will only have Good Reason if (i) he notifies the board of directors in writing of the existence of the condition which he believes constitutes Good

Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (iii) his resignation is effective within 30 days after the expiration of such 30-day remedial period.

Employment Agreements with Other Named Executive Officers

The following paragraphs describe the terms of the employment agreements between the Company and each of Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Nelson that provide for payment of benefits to our Named Executive Officers at, following, or in connection with, any termination of such Named Executive Officer’s employment with the Company.

The Company entered into employment agreements with Ms. Luther in January 2019, with Mr. Douglass in September 2018, Mr. Elashmawi in September 2018 and Mr. Nelson in January 2019, in connection with hiring each of them or their continuing employment. Each of these agreements was amended in 2020.

Under the terms of each of these employment agreements, in the event of an Involuntary Termination (which is defined as termination of the applicable Named Executive Officer’s employment by the Company without Cause (as defined in the agreement) or by the Named Executive Officer for Good Reason (as defined in the agreement)), the Named Executive Officer will receive the following severance payments and benefits:

▪

a lump sum payment equal to the Named Executive Officer’s then base salary, plus the Named Executive Officer’s then target bonus amount (adjusted pro rata on a monthly basis depending upon the month in which the Involuntary Termination occurs and for the amount estimated by the Company’s finance group to be the anticipated bonus plan payment percentage based on the performance of the Company anticipated for the applicable fiscal year); and

▪

if the Named Executive Officer elects to continue health insurance coverage under COBRA, reimbursement of the monthly COBRA premium for the Named Executive Officer and his or her eligible covered dependents until the earliest of 12 months after the termination date, the date he or she commences receiving substantially equivalent coverage in connection with new employment or the date he or she is no longer entitled to continuation coverage under the Company’s group health plan.

If the Involuntary Termination occurs in connection with a change in control (which includes an Involuntary Termination that occurs during the period beginning immediately prior to the change in control and ending 24 months following the change in control), then the Named Executive Officer will fully vest in all his or her outstanding equity awards that vest solely based on continued service (including any equity awards after giving effect to the treatment of equity awards in the event of a change in control described below), and the amount of the lump sum cash severance payment described in the first bullet above will be increased to his or her base salary, plus 100% of his or her then target bonus amount (without any pro rationing or other adjustment).

In order to receive the severance payments and benefits described above, the Named Executive Officer is required to timely sign and not revoke a separation agreement and release of claims and to continue to comply with the post-employment non-solicitation and non-disparagement covenants in the agreement.

In the event the severance payments or benefits under the agreement, and any other payments or benefits, to be provided to the Named Executive Officer are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of such payments or benefits being classified as “parachute payments” under Section 280G of the Internal Revenue Code, such payments and benefits will either be paid in full or reduced to a lesser that would result in no portion of such payments and benefits being subject to the excise tax, whichever would entitle the Named Executive Officer to receive the greatest after-tax amount.

In the event of a change in control, the Named Executive Officer’s equity awards that vest based on performance will vest based on the terms of such awards, provided that if no treatment has been set forth in such award then for purposes of determining performance under any relative TSR awards outstanding on or granted after the effective date of the agreement, then (i) the ending average stock price will be determined as the price per share paid for the Company’s stock in the change in control and the peer group ending average stock price will be determined based on the average closing stock prices for the component members of the peer group for the 30-trading days ending prior to the date of the change in control, (ii) for purposes of any tranche where the determination period has not commenced as of the date of the public announcement of the proposed change in control, the Company stock price for the initial date of such determination period will be deemed to be the price of the Company’s stock as of the date of the original performance grant, and (iii) this calculation will be applied to any tranches of the relative TSR awards that were eligible to vest for measurement periods ending on or after the date of the change in control and those tranches will be converted to restricted stock units and will vest on the originally scheduled measurement dates, subject to the Named Executive Officer remaining a service provider to the Company or its successor through such dates and such awards being afforded the same protection under the agreement as equity awards that vest solely based on service.

For purposes of the employment agreements with Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Nelson, “Cause” means (i) the applicable Named Executive Officer’s material breach of the agreement that is not corrected within a 30-day correction period that begins upon delivery to the Named Executive Officer of a written demand from the Company that describes the basis for the Company’s belief that the Named Executive Officer has materially breached the agreement; (ii) any refusal to comply with the reasonable and lawful instructions of the board of directors; (iii) any willful act of fraud or dishonesty that causes material damage to the Company; (iv) any willful violation of the Company’s insider trading policy; (v) any willful violation of the Company’s conflict of interest policies; (vi) any willful unauthorized use or disclosure of trade secrets or other confidential information; or (vii) the Named Executive Officer’s conviction of a felony.

For purposes of the employment agreements with Ms. Luther, Mr. Douglass, Mr. Elashmawi and Mr. Nelson, “Good Reason” means the occurrence of any of the following, without the applicable Named Executive Officer’s express written consent: (i) a material diminution of the Named Executive Officer’s duties or responsibilities; (ii) a material diminution of the Named Executive Officer’s base salary or target bonus amount that also is applied to substantially all other executive officers of the Company on the approval of the board of directors if the Named Executive Officer’s reduction is substantially proportionate to, or no greater than (on a percentage basis), the reduction applied to substantially all other executive officers); (iii) the Company’s material breach of the agreement; or (iv) the Company requiring the Named Executive Officer to relocate his or her primary place of employment to a facility or location that is more than 30 miles from his or her principal place of employment as of the effective date of the agreement; provided, however, that the Named Executive Officer will only have Good Reason if (i) he or she notifies the board of directors in writing of the existence of the condition which he or she believes constitutes Good Reason within 90 days of the initial existence of such condition (which notice specifically identifies such condition), (ii) the Company fails to remedy such condition within 30 days after the date on which the board of directors receives such notice, and (iii) his or her resignation is effective within 30 days after the expiration of such 30-day remedial period.

Equity Award Agreements

The award agreements governing the relative TSR PRSU awards granted to our Named Executive Officers each provide that in the event of a change in control that occurs before the end of the performance period, then (i) the performance period will be shortened so that it ends on the date of the change in control, with the ending stock price for purposes of determining the Company’s TSR equal to the price per share paid for the Company’s stock in the change in control and the ending stock price for purposes of determining the TSR of each member of the peer group equal to the average closing stock prices for such company’s stock for the 30-calendar days on the date of the change in control, and (ii) the number of PRSUs that become eligible to vest based on the relative TSR for such adjusted performance period will vest on the last day of the originally scheduled performance period, subject to the applicable Named Executive Officer remaining a service provider to the Company or its successor.

The award agreements governing the Revenue Growth PRSUs granted to our Named Executive Officers each provide that in the event of a change in control that occurs before the end of the performance period, then the number of PRSUs that become eligible to vest will be equal to the target number of PRSUs, and such PRSUs will vest on the originally scheduled measurement dates, subject to the applicable Named Executive Officer remaining a service provider to the Company or its successor.

The following table provides information regarding the amounts that would have been owed to our Named Executive Officers who were employed by the Company at fiscal year-end if (i) their employment with the Company had been terminated or (ii) a change in control occurred, in each case as of the last day of our fiscal year ended December 31, 2022.

Name	Basis of Payment	Cash Severance ($)	Continuation of Insurance Benefit ($)	Vesting of Equity Awards ($)(1)		Total ($)

James R. Anderson, President & CEO	Involuntary Termination Not in Connection With a Change in Control	1,406,775	32,493	22,972,748	(2)	24,412,017
	Involuntary Termination in Connection With a Change in Control	2,813,550	32,493	34,442,262	(2)	37,288,305

Sherri Luther, SVP, CFO	Involuntary Termination Not in Connection With a Change in Control	670,528	32,493	—(2)		703,021
	Involuntary Termination in Connection With a Change in Control	670,528	32,493	10,230,538	(2)	10,933,559

Stephen Douglass, SVP, R&D	Involuntary Termination Not in Connection With a Change in Control	692,613	32,493	—(2)		725,106
	Involuntary Termination in Connection With a Change in Control	692,613	32,493	8,242,550	(2)	8,967,656

Esam Elashmawi, SVP, Chief Strategy and Marketing Officer	Involuntary Termination Not in Connection With a Change in Control	696,611	—	—(2)		696,611
	Involuntary Termination in Connection With a Change in Control	696,611	—	8,617,491	(2)	9,314,102

Name	Basis of Payment	Cash Severance ($)	Continuation of Insurance Benefit ($)	Vesting of Equity Awards ($)(1)		Total ($)

Mark Nelson, SVP, Worldwide Sales	Involuntary Termination Not in Connection With a Change in Control	681,577	28,480	—(2)		710,056
	Involuntary Termination in Connection With a Change in Control	681,577	28,480	9,068,602	(2)	9,778,685
(1)

The value of each Named Executive Officer’s equity award vesting acceleration benefit in connection with a qualifying termination of the Named Executive Officer’s employment or the Named Executive Officer’s performance-based awards becoming subject only to time-based vesting upon a change in control, as applicable, is calculated as the number of shares covered by the portions of the Named Executive Officer’s equity awards that are subject to such acceleration or that are eligible to vest following such change in control, as applicable, multiplied by the closing price of our common stock on December 30, 2022 (the last trading day in fiscal 2022), which was $64.88 per share.

(2)

Represents the value of the accelerated vesting of certain of each Named Executive Officer’s outstanding equity awards upon a qualifying termination of the Named Executive Officer’s employment as described above under the sections titled “Potential Payments upon Termination or Change-in-Control – Employment Agreement with James R. Anderson” and “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Other Named Executive Officers”.

(3)

Represents value of certain of each Named Executive Officer’s outstanding performance-based equity awards becoming subject only to time-based vesting upon a change in control as described above under the sections titled “Potential Payments upon Termination or Change-in-Control – Employment Agreement with James R. Anderson”, “Potential Payments upon Termination or Change-in-Control – Employment Agreement with Other Named Executive Officers”, and “Potential Payments upon Termination or Change-in-Control – Equity Award Agreements”.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE,

ON A NON-BINDING, ADVISORY BASIS,

THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation, pursuant to Section 14A of the Securities Exchange Act of 1934, we are also seeking your advisory vote as to how frequently the advisory vote on executive compensation should occur. Accordingly, we are asking you to indicate whether you would prefer this advisory vote every one year, two years, or three years. Alternatively, you may abstain from voting on the proposal. Our stockholders voted on a similar proposal in 2017 and voted to hold this advisory vote every year. For the reasons described below, we recommend that you vote to keep future advisory votes on executive compensation every year, or an annual vote.

Although our executive compensation programs are designed to implement our core philosophy that executive compensation should relate to and vary with our performance, our Board has determined that holding an advisory vote on executive compensation every year is appropriate because this will provide our stockholders with an opportunity to provide immediate feedback on our executive compensation programs and decisions and related disclosures. We believe an annual advisory vote on executive compensation is consistent with our practice of encouraging dialogue with our stockholders regarding executive compensation and other corporate governance matters and will present our stockholders with an additional opportunity to communicate with us regarding executive compensation. Our Board may decide to conduct advisory votes on executive compensation on a less frequent basis in the future if our Board feels a less frequent basis is appropriate.

The frequency receiving the greatest number of votes-every one year, every two years, or every three years-will be the frequency for the advisory vote on executive compensation selected by the stockholders. Because your vote on this proposal is advisory, it will not be binding on us or our Board. However, our Board will review the voting results and consider them when making future decisions regarding the frequency of future advisory votes on executive compensation. We expect that we will next offer our stockholders an opportunity to vote on the frequency of future say-on-pay advisory votes on named executive officer compensation at the 2029 annual meeting of stockholders.

Vote Required

The say-on-pay vote frequency must be approved by a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting, meaning that the say-on-pay vote frequency will be approved only if the number of votes “FOR” approval of the say-on-pay vote frequency exceeds the number of votes “AGAINST” approval of the say-on-pay vote frequency.

The Board of Directors recommends that the stockholders vote “ONE YEAR” for the frequency of future advisory votes on executive compensation.

PROPOSAL FIVE

APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES FOR ISSUANCE UNDER THE 2023 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve a new equity incentive plan, the 2023 Equity Incentive Plan (the “2023 Plan”). Based on the Compensation Committee’s recommendation, our Board of Directors adopted the 2023 Plan on November 4, 2023, subject to approval from our stockholders at the Annual Meeting. If our stockholders approve the 2023 Plan, the 2023 Plan will replace our expiring 2013 Incentive Plan (the “2013 Plan”) and will continue in effect until terminated by the 2023 Plan’s administrator (as defined below).

Why Should Stockholders Vote to Approve the 2023 Plan?

The 2023 Plan Will Allow Us to Continue Attracting and Retaining the Best Talent

Our 2013 Plan will expire in May 2023. Our Board of Directors believes that our success depends on the ability to attract and retain the best available personnel for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of such individuals. In addition, our Board of Directors believes that equity awards provide additional incentive to our employees, directors and consultants and promote the success of our business. If stockholders do not approve the 2023 Plan at the Annual Meeting, we will be unable to continue our equity incentive program after our 2013 Plan expires in May 2023, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

A Reasonable Number of Shares Will Be Reserved Under the 2023 Plan

If our stockholders approve the 2023 Plan, 12 million (12,000,000) shares of our common stock (“Shares”) will be reserved for issuance under the 2023 Plan (plus any Shares subject to outstanding equity awards granted under our 2013 Plan that are added to the 2023 Plan due to the forfeiture of such awards or as otherwise as described in the summary of the 2023 Plan below). We anticipate these Shares will be enough to meet our expected needs through approximately 10.6 years. The Compensation Committee and our Board of Directors considered the following when determining the number of Shares to reserve for issuance under the 2023 Plan:

▪

Number of Shares Remaining under the 2013 Plan. As of March 10, 2023, outstanding equity awards under the 2013 Plan covered 2.958 million Shares and 3.428 million Shares remained available for issuance under the 2013 Plan.

▪	Overhang. As of March 10, 2023, the 2.958 million Shares subject to outstanding equity awards under our 2013 Plan represented approximately 1.9% of our outstanding Shares as of March 10, 2023.

▪

Historical Grant Practices. In fiscal 2020, 2021, and 2022 we granted equity awards covering 1.026 million, 1.309 million and 1.333 million Shares, respectively, for approximately 3.668 million Shares over that three-year period.

▪

Forecasted Grants. To determine how long the Shares we have requested approval for in the 2023 Plan will enable us to make grants of equity awards, the Compensation Committee and our Board of Directors reviewed a forecast that considered these factors: (i) the Shares reserved for grant under the 2023 Plan and (ii) forecasted future grants, with the future grant numbers determined based on assumptions about stock price and the competitive dollar value to be delivered to the grant recipient. Because we generally determine the size of equity awards to be granted based on the value of the award, if the stock price used to determine the number of Shares subject to an award differs significantly from the stock price assumed in the forecast (which was $100.46), our actual Share usage will deviate significantly from our forecasted Share usage. For example, if our stock price used to determine the number of Shares subject to an award is lower than the stock price assumed in the forecast, we would need a larger number of Shares than anticipated to deliver the same intended value to participants.

We Have Used our 2013 Plan Responsibly and Intend to Use the 2023 Plan Responsibly

We recognize the dilutive impact of our equity compensation on our stockholders and continuously strive to balance this concern with the competition for talent. In the process it used to determine the number of Shares subject to the 2023 Plan, the Compensation Committee and our Board of Directors reviewed analyses, which included analysis of the burn rate and overhang metrics discussed below. If approved, the Shares reserved under the 2023 Plan would represent approximately 8.7% of our 137,604,326 outstanding Shares as of March 10, 2023. Our Board of Directors believes the potential dilution to stockholders is reasonable and sustainable to meet our business goals.

Gross burn rate can be used by some to assess a company’s use of equity compensation. Gross burn rate is defined as the number of shares underlying equity awards granted in a given fiscal year divided by the number of shares of common stock outstanding (“CSO”).

Potential actual dilution to stockholders is often measured by analyzing the net burn rate. Net burn rate is defined as (i) the number of shares underlying equity awards granted in a given fiscal year minus shares subject to equity awards forfeited during the year and returned to the plan divided by (ii) CSO. This measure indicates the rate at which we actually create potential future stockholder dilution. We have managed our net burn rate to 2.36% in fiscal 2020, 1.98% in fiscal 2021, and 2.94% in fiscal 2022.

The following table shows our gross and net burn rate over the past three fiscal years and the average CSO of those three years.

	Fiscal 2020	Fiscal 2021	Fiscal 2022	Average

Restricted stock units granted	983,824	679,358	843,006	835,396

Performance-based restricted stock units earned	962,709	884,414	1,340,158	1,062,427

Total Awards	1,946,533	1,563,772	2,183,164	1,897,823

Weighted Average Common Shares Outstanding	135,220,188	136,618,849	137,321,302	136,386,779

Gross Burn Rate	2.88%	2.29%	3.18%	2.78%

Forfeitures	349,592	209,960	162,549	240,700

Net Burn Rate	2.36%	1.98%	2.94%	2.43%

The 2023 Plan Includes Compensation and Governance Best Practices

The 2023 Plan includes provisions considered best practices for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:

▪	Administration. The 2023 Plan will be administered by the Compensation Committee, which consists entirely of independent non-employee directors.

▪

No Annual “Evergreen” Provision. The 2023 Plan reserves a fixed number of Shares and does not contain any provision that automatically increases the number of Shares available for issuance each year, which means that stockholder approval is required to increase the maximum number of Shares that can be granted under the 2023 Plan.

▪

Certain Shares Are Not Returned to the Share Reserve. Shares used to pay the exercise price of an award granted under the 2023 Plan or to satisfy the tax withholding obligations for an award granted under the 2023 Plan will not become available for future grant under the 2023 Plan.

▪	Repricing is Not Allowed. The 2023 Plan does not permit awards to be repriced or exchanged for other awards.

▪

Reasonable Annual Limits on Non-Employee Director Compensation. The 2023 Plan sets limits as to the total compensation that non-employee directors may receive (for service as a non-employee director) during each fiscal year.

▪	Minimum Vesting Requirements. No portion of an award granted under the 2023 Plan can vest within one year from the award’s grant date, except under certain limited exceptions described below.

▪

No Single-Trigger Vesting Acceleration upon a Change in Control for Employees and Consultants. Awards under the 2023 Plan will be treated in a Change in Control (as defined in the 2023 Plan) in the manner determined by the administrator, and except for awards granted to our non-employee directors for their service as non-employee directors, no awards under the 2023 Plan will vest just because of the occurrence of a Change in Control unless the award is not assumed or substituted.

▪

Limited transferability. Awards under the 2023 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, unless otherwise approved by the administrator (on such terms as the administrator deems appropriate) or required by applicable laws.

▪	No Tax Grossups. The 2023 Plan does not provide for any tax grossups so the recipient of awards are responsible for income taxes related to such awards.

▪

Forfeiture Events. Each award under the 2023 Plan and any other compensation paid to a participant will be subject to our clawback policy that was in effect when the 2023 Plan was adopted and any clawback policy that we establish and/or amend to comply with applicable laws, and the administrator may require a participant to forfeit, return, or reimburse all or a portion of the award or other compensation and any amounts paid under the award or other compensation to comply with such clawback policy or applicable laws.

Our executive officers and directors have an interest in the approval of the 2023 Plan because they are eligible to receive equity awards under the 2023 Plan.

Summary of the 2023 Plan

The following paragraphs summarize the principal features of the 2023 Plan and its operation. However, this summary is not a complete description of the provisions of the 2023 Plan and is qualified in its entirety by the specific language of the 2023 Plan. A copy of the 2023 Plan is provided as Appendix A to this proxy statement.

Purpose of the 2023 Plan

The purpose of the 2023 Plan is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors, and consultants, and promote the success of our business. These incentives can be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock or cash-based awards.

Shares Available for Issuance

Subject to the adjustment provisions in the 2023 Plan, our stockholders are being asked to approve a number of Shares for issuance under the 2023 Plan equal to the sum of (i) 12 million Shares, and (ii) any Shares subject to awards previously granted under the 2013 Plan that, on or after the date our stockholders initially approve the 2023 Plan, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or that are forfeited to or repurchased by us due to failure to vest, with the maximum number of Shares to be added under clause (ii) equal to 2,958,000 Shares. If the Company substitutes equity awards for equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions as described in the 2023 Plan, the grant of such substituted awards will not decrease the number of Shares available for issuance under the 2023 Plan. Shares may be authorized, but unissued, or reacquired common stock.

If an award granted under the 2023 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for awards other than options or stock appreciation rights, the forfeited or repurchased Shares) that were subject to the award will become available for future grant or sale under the 2023 Plan. If an award of stock appreciation rights is exercised, the gross number of Shares underlying the portion of a stock appreciation right that is exercised will cease to be available under the 2023 Plan. Shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will not become available for future grant or sale under the 2023 Plan. To the extent an award is paid out in cash rather than Shares, such payment will not reduce the number of Shares available for issuance under the 2023 Plan.

In the event of any extraordinary dividends or other extraordinary distributions (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities, or other change in our corporate structure affecting the Shares (other than any ordinary dividends or other ordinary distributions), the administrator of the 2023 Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Plan, will adjust the number and class of shares that may be delivered under the 2023 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

During the term of the 2023 Plan, the Company will at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the 2023 Plan.

Limitations

The 2023 Plan provides that in any fiscal year of the Company, a non-employee director may not be paid compensation for service as a non-employee director exceeding $500,000 (increased to $750,000 in the fiscal year his or her service as a non-employee director begins). For these purposes, compensation includes equity awards (including any awards issued under the 2023 Plan), with the value of such equity awards measured based on their grant date fair value (determined under U.S. generally accepted accounting principles), and any other compensation (such as cash retainers or fees). Any award granted to a participant while he or she was an employee or a consultant (other than a non-employee director) will not count for this limitation.

No portion of an award granted under the 2023 Plan can vest within one year from the award’s grant date, unless the vesting of the award is accelerated by reason of the participant’s death or disability. However, awards can be granted or modified without regard to this minimum vesting requirement as long as the grants or modifications would not result in the issuance of a total of more than 5% of the Shares reserved for issuance under the 2023 Plan. In addition, this minimum vesting requirement will not apply to substituted awards granted under the 2023 Plan.

The 2023 Plan also provides that no dividends or other distributions will be paid with respect to any Shares underlying any unvested portion of an award.

Administration

Our Board of Directors or any committee of one or more individuals satisfying applicable laws appointed by our Board of Directors or any duly authorized committee of our Board of Directors will be the “administrator” of the 2023 Plan. Different administrators may administer the 2023 Plan with respect to different groups of service providers. The Board of Directors has designated our Compensation Committee as an administrator of the 2023 Plan. To make grants to certain officers and key employees, the committee must be composed solely of two or more “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2023 Plan, the administrator has the authority to make any determinations and perform any actions that it deems necessary or advisable to administer the 2023 Plan, such as the authority to: determine the fair market value of a Share; select the service providers who will receive awards; determine the number of Shares covered by each award and the terms and conditions of each award; approve forms of award agreements for use with the 2023 Plan; establish, amend, and rescind rules and regulations and adopt sub-plans relating to the 2023 Plan, including for the purposes of facilitating compliance with non-U.S. laws, easing the administration of the 2023 Plan and/or taking advantage of tax-favorable treatment for awards granted to service providers outside the U.S.; interpret the 2023 Plan; interpret, modify or amend each award; allow participants to satisfy tax withholding obligations under the terms of the 2023 Plan; delegate ministerial duties to any of our employees; temporarily suspend the exercisability of an award if the administrator deems the suspension to be necessary or appropriate for administrative purposes; allow a participant to defer the receipt of payment of cash or delivery of Shares otherwise due to such participant; adjust the vesting criteria of a participant’s award to reflect a reduction in the hours of employment or service of the participant; waive any terms, conditions, or restrictions; and make all other determinations deemed necessary or advisable for administering the 2023 Plan. The administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding award is reduced. The administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of awards and will be given the maximum deference permitted by applicable laws.

Eligibility

All types of awards, other than incentive stock options, may be granted to our non-employee directors and to employees and consultants of ours or any parent or subsidiary corporation of ours. Incentive stock options may be granted only to employees of ours or any parent or subsidiary corporation of ours. As of March 10, 2023, we and our parent and subsidiary corporations had approximately 1,016 employees (including one employee director), 8 non-employee directors, and 8 consultants.

Stock Options

An option gives a participant the right to purchase a specified number of Shares for a fixed exercise price during a specified period. Each option granted under the 2023 Plan will be evidenced by an award agreement specifying the number of Shares subject to the option, the option’s exercise price, and the other terms of the option.

The per share exercise price for the Shares to be issued through the exercise of an option will be determined by the administrator but generally will be no less than 100% of the fair market value per Share on the grant date. However, in the case of an incentive stock option granted to an employee who at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per Share exercise price will be no less than 110% of the fair market value per Share on the grant date. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. For these purposes, the fair market value of a Share is generally the closing sales price of our stock, as reported on the primary stock exchange on which it is traded. On March 10, 2023, the closing price of a Share on the Nasdaq Global Select Market was $86.57.

Options will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. When a participant’s service ends, the unvested portion of the participant’s option generally expires, and the vested portion of the option will remain exercisable for the period following the end of the participant’s service that was determined by the administrator and specified in the participant’s award agreement. If no such period was specified in the award agreement, the vested portion of the option will remain exercisable for: (i) 3 months following the end of the participant’s service provider status for reasons other than death or disability or (ii) 12 months following the end of the participant’s service provider status due to death or disability. In addition, a participant’s award agreement may provide for an extension of the post-service exercise period if the participant’s service ends for reasons other than his or her death or disability and the exercise of the option following the termination of service would result in liability under Section 16(b) of the Exchange Act or would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). However, in each case, the option will remain subject to earlier termination as described in the “Dissolution or Liquidation” and “Merger or Change in Control” sections below and will not be exercisable after the end of the option’s term.

The term of each option will be stated in the award agreement. In the case of an incentive stock option, the term will be 10 years from the grant date or such shorter term as may be provided in the award agreement. Moreover, in the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of ours or any parent or subsidiary corporation of ours, the term of the incentive stock option will be 5 years from the grant date or such shorter term as may be provided in the award agreement.

The administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the Shares to be exercised, together with any amounts necessary to satisfy any applicable withholding obligations for tax-related items. After an option has been granted, the administrator has the discretion to accelerate the time at which the option will vest or become exercisable.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of a Share between the date an award is granted and the date it is exercised. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined as the product of: (i) the difference between the fair market value of a Share on the date of exercise and the exercise price per Share and (ii) the number of Shares covered by the exercised portion of the stock appreciation right. We may pay that amount in cash, Shares, or a combination of both. Each stock appreciation right granted under the 2023 Plan will be evidenced by an award agreement specifying the number of Shares subject to the stock appreciation right, the stock appreciation right’s exercise price, and the other terms of the stock appreciation right, consistent with the 2023 Plan.

The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement. The terms relating to the period of exercise of stock appreciation rights following the end of a participant’s service are similar to those for options described above. The term of each stock appreciation right will be stated in the award agreement. After a stock appreciation right has been granted, the administrator has the discretion to accelerate the time at which the stock appreciation right will vest or become exercisable.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares that vest under the terms established by the administrator in its sole discretion. On the date specified in the participant’s award agreement, any unvested Shares of restricted stock will revert to the Company. Each award of restricted stock granted under the 2023 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms of the award, consistent with the 2023 Plan.

Unless the administrator provides otherwise, participants holding Shares of restricted stock will have voting rights with respect to such Shares without regard to vesting. After an award of restricted stock has been granted, the administrator has the discretion to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

An RSU represents a right to receive cash or Shares if the performance goals or other vesting criteria set by the administrator are achieved or the RSU otherwise vests. Each award of RSUs granted under the 2023 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award and the other terms of the award, consistent with the 2023 Plan.

The administrator may set vesting conditions based upon the achievement of Company-wide, divisional, business unit or individual goals (such as continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of RSUs has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout. A participant will forfeit any unearned RSUs on the date specified in the participant’s award agreement. The administrator has the discretion to pay earned RSUs in cash, Shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. Performance units and performance shares will result in a payment to a participant only if the performance goals and other vesting criteria set by the administrator are achieved or the awards otherwise vest. Each award of performance units or performance shares granted under the 2023 Plan will be evidenced by an award agreement specifying the number of Shares subject to the award, the performance period, and the other terms of the award, consistent with the 2023 Plan.

The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (such as continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the administrator, in its discretion.

After an award of performance units or performance shares has been granted, the administrator has the discretion to reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, Shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the performance period), or a combination of both.

A participant will forfeit any performance units or performance shares not earned and not vested as of the date specified in the participant’s award agreement.

Other Stock or Cash-Based Awards

The administrator may grant other incentives payable in cash or in Shares, subject to the terms of the 2023 Plan and any other terms and conditions determined by the administrator.

Transferability of Awards

Unless otherwise determined by the administrator or required by applicable laws, awards are not transferable other than by will or by the laws of descent or distribution. The administrator may permit an award to be transferred (i) under a domestic relations order, official marital settlement agreement, or other divorce or separation agreement or (ii) to the extent permitted by Form S-8 under the Securities Act and any other applicable laws. Any individual or entity to whom an award is transferred will be subject to all of the terms and conditions applicable to the participant who transferred the award, including the terms and conditions in the 2023 Plan and the award agreement. If an award is unvested, then the service of the participant will continue to determine whether the award will vest and when it will terminate.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable before the effective date of such proposed transaction. An award will terminate immediately before the completion of such proposed action to the extent the award has not been previously exercised.

Merger or Change in Control

The 2023 Plan provides that, in the event of a merger or Change in Control, each award will be treated as the administrator determines without a participant’s consent, including that each award be assumed or substantially equivalent awards be substituted by the acquiring or succeeding corporation or its parent. The administrator will not be required to treat all awards¸ all awards held by a participant, all awards of the same type, or all portions of awards similarly.

If the successor corporation does not assume or substitute for awards (or portions of awards), the participant will vest in and may exercise all of the participant’s outstanding options and stock appreciation rights (or portions of such awards) that are not assumed or substituted for, all restrictions on restricted stock and RSUs (or portions of such awards) that are not assumed or substituted for will lapse, and with respect to awards with performance-based vesting (or portions of such awards) that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms met, in each case, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents. In addition, if an option or stock appreciation right (or its applicable portion) is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right (or its applicable portion) will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.

For awards granted to each of our non-employee directors for his or her service as a non-employee director, in the event of a Change in Control, (i)the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and RSUs will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and the Company or any of its subsidiaries or parents.

Forfeiture Events

The administrator may specify in an award agreement that the participant’s rights, payments, and benefits regarding an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. Each award under the 2023 Plan and any other compensation paid or payable to a participant (such as equity awards issued outside of the 2023 Plan) will be subject to any clawback policy of ours in effect as of the adoption of the 2023 Plan and any other clawback policy of ours that is established and/or amended to comply with applicable laws (such as under the listing standards of any national securities exchange or association on which the Company’s securities are listed). The administrator may require a participant to forfeit, return, or reimburse all or a portion of the award and any amounts paid under the award to comply with such clawback policy or applicable laws.

No recovery of compensation under a clawback policy or otherwise will constitute an event that triggers or contributes to any right of a participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any parent or subsidiary of the Company, unless the 2023 Plan provisions described in the previous paragraph specifically are mentioned and waived in an award agreement or other document.

Termination or Amendment

The administrator may amend, alter, suspend, or terminate the 2023 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary and desirable to comply with any applicable laws. No amendment, alteration, suspension, or termination may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator. A participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension, or termination if the administrator determines that the amendment, alteration, suspension, or termination, taken as a whole, does not materially impair the participant’s rights.

However, the Administrator may amend the terms of any one or more awards without the affected participant’s consent even if it does materially impair the participant’s rights, subject to the limitations of applicable laws, if any, if such amendment is done (i) in a manner expressly permitted under the 2023 Plan; (ii) to maintain the qualified status of the award as an incentive stock option under Section 422 of the Code; (iii) to change the terms of an incentive stock option, if such change results in impairment of the award only because it impairs the qualified status of the award as an incentive stock option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the award into compliance with, Section 409A of the Code; or (v) to comply with other applicable laws.

The 2023 Plan will continue in effect until terminated earlier under the terms of the 2023 Plan, but no incentive stock options may be granted after the 10th anniversary of the 2023 Plan’s adoption by our Board of Directors.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state, or non-U.S. country in which a participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. However, upon exercising the option with respect to any Shares, the participant normally recognizes ordinary income equal to the amount that the fair market value of such Shares on such date exceeds the exercise price for such Shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant generally recognizes no taxable income as the result of the grant of a stock appreciation right. However, upon exercising the stock appreciation right with respect to any Shares, the participant normally recognizes ordinary income equal to the amount that the fair market value of such Shares on such date exceeds the exercise price for such Shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by exercising a stock appreciation right, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

Restricted Stock Awards

A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the amount that the fair market value of the Shares on the vesting date exceeds the purchase price paid by the participant for such Shares (if any). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will have to recognize ordinary income equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2023 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, when vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A violates Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income and potentially penalties and interest on such deferred compensation.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2023 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option or the disqualifying disposition of Shares acquired through the exercise of an incentive stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified “covered employees” will be deductible only to the extent that it does not exceed $1,000,000.

THE SUMMARY ABOVE IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION ON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2023 PLAN. IT IS NOT INTENDED TO BE COMPLETE AND MAY NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits Table

The number of awards that an employee, director, or consultant may receive under the 2023 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate target number of Shares subject to time-based RSUs and PRSUs granted under the 2013 Plan during fiscal 2022 to each of our named executive officers; our executive officers, as a group; our directors who are not executive officers, as a group; and all of our employees who are not executive officers, as a group; and (ii) the value of Shares subject to such RSUs and PRSUs.

Name of Individual or Group	Number of Shares Subject to RSUs and PRSUs Granted(1)	Dollar Value of Shares Subject to RSUs and PRSUs Granted(2)

James R. Anderson, President and CEO	106,284	$6,451,439

Sherri Luther, SVP & CFO	35,428	$2,150,480

Stephen Douglass, SVP R&D	28,342	$1,720,359

Esam Elashmawi, SVP & CSMO	28,342	$1,720,359

Mark Nelson, SVP Sales	28,342	$1,720,359

All executive officers, as a group	285,846	$17,350,852

All directors who are not executive officers, as a group	22,455	$1,003,815

All employees who are not executive officers, as a group	776,948	$48,811,933
(1)	For PRSUs, the target number of Shares is included.
(2)	For each award, reflects the closing price of a Share on the Nasdaq Global Select Market on the grant date multiplied by the number of RSUs or the target number of PRSUs, as applicable.

Vote Required

The 2023 Plan must be approved by a majority of the voting power of our capital stock present in person or represented by proxy at the Annual Meeting.

RECOMMENDATION

The Board of Directors recommends that the stockholders vote “FOR” the approval of the 2023 Equity Incentive Plan and the number of shares reserved for issuance under the 2023 Equity Incentive Plan.

CHIEF EXECUTIVE OFFICER PAY RATIO

As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. James R. Anderson, our CEO.

◾

We believe that there have not been any changes to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. Therefore, we used the same median employee to calculate the CEO pay ratio in fiscal 2022 that we had used to calculate the CEO pay ratio in fiscal 2021.

◾

We identified and calculated the elements of the annual total compensation of the median employee for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $94,245.

◾	We used the amount reported in the Total column of our 2022 Summary Compensation Table included in this Proxy Statement for the annual total compensation of our CEO.

For fiscal 2022, our last completed fiscal year:

◾	The median of the annual total compensation of all employees of our company (other than our CEO), was $94,245.

◾	The annualized annual total compensation of our CEO was $11,653,423.

Ratio

For 2022, based on this information, the annual total compensation of our President and CEO was 123.7 times that of the median of the annual total compensation of all employees.

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank
Wall
Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and other named executive Officers
(“Non-PEO
NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for James R. Anderson¹ ($)	Compensation Actually Paid to James R. Anderson 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	TSR Percentile Rank Relative to the Russell 2000 Index 5
					TSR ($)	Peer Group TSR ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	11,653,423	8,548,319	3,395,414	(392,017)	337.39	142.26	178.9	64 th percentile

2021	18,387,422	70,640,501	4,764,499	15,839,660	400.73	218.45	95.9	86 th percentile

2020	7,226,551	49,899,940	2,356,257	15,086,398	238.27	152.93	47.4	92 nd percentile
1.	James R. Anderson was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Sherri Luther	Sherri Luther	Sherri Luther
Esam Elashmawi	Esam Elashmawi	Esam Elashmawi
Stephen Douglass	Stephen Douglass	Stephen Douglass
Mark Nelson	Mark Nelson	Mark Nelson
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for James R. Anderson ($)	Exclusion of Stock Awards for James R. Anderson ($)	Inclusion of Equity Values for James R. Anderson ($)	Compensation Actually Paid to James R. Anderson ($)

2022	11,653,423	(9,665,998)	6,560,894	8,548,319

2021	18,387,422	(16,736,285)	68,989,364	70,640,501

2020	7,226,551	(6,155,336)	48,828,725	49,899,940

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	3,395,414	(2,407,123)	(1,380,308)	(392,017)

2021	4,764,499	(3,952,415)	15,027,576	15,839,660

2020	2,356,257	(1,770,952)	14,501,093	15,086,398
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for James R. Anderson ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for James R. Anderson ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for James R. Anderson ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for James R. Anderson ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for James R. Anderson ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for James R. Anderson ($)	Total - Inclusion of Equity Values for James R. Anderson ($)

2022	10,928,785	(5,860,843)	—	1,492,952	—	—	6,560,894

2021	28,147,880	24,369,973	—	16,471,511	—	—	68,989,364

2020	16,960,926	21,854,857	—	10,012,942	—	—	48,828,725

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	2,701,737	(1,578,193)	—	(2,503,852)	—	—	(1,380,308)

2021	6,553,739	6,978,178	—	1,495,659	—	—	15,027,576

2020	4,758,802	7,512,982	—	2,229,309	—	—	14,501,093
4.
The Peer Group TSR set forth in this table utilizes the Philadelphia Semiconductor Index (“PHLX Semiconductor”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 28, 2019, through the end of the listed year in the Company and in the PHLX Semiconductor, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined TSR Percentile Rank relative to the Russell 2000 Index to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022. We present
one-year
percentile ranks in this table. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR for the fiscal years indicated.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our
one-year
TSR Percentile Rank Relative to the Russell 2000 Index during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Philadelphia Semiconductor Index over the same period.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

TSR relative to the Russell 2000 Index Non-GAAP Operating Income Revenue

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of such forms and a review of beneficial ownership of Company securities, the Company believes that all reported and reportable transactions during the fiscal year ended December 31, 2022 were filed on a timely basis except that Form 4 reports in 2022 were not timely filed for the following individuals: two reports with respect to six transactions for James R. Anderson, one report with respect to four transactions for Esam Elashmawi, two reports with respect to six transactions for Sherri Luther, and one report with respect to two transactions for Glenn O’Rourke. One Form 4 report filed in 2023 with respect to one reportable transaction in 2022 was untimely filed for each of Robin A. Abrams, Stephen Douglass, Mr. Elashmawi, Mark E. Jensen, Anjali Joshi, James Lederer, Ms. Luther, Mark Nelson, Mr. O’Rourke, and D. Jeffrey Richardson. In addition, one Form 3 report was untimely filed for Mr. O’Rourke. The Company has reviewed and revised its processes for Section 16(a) reports of ownership for officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company’s published Code of Conduct provides that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under the Company’s Code of Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer and General Counsel in advance, and if determined to be material by the Chief Financial Officer and General Counsel, the transaction must be reviewed and approved in advance by the Audit Committee of the Board of Directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the Audit Committee.

Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.

In addition, the Company’s published Governance Policies provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and pre-approval of the chair of the Nominating and Governance Committee (or other member of the Nominating and Governance Committee, if the director in question is the chair). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the Nominating and Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2023, certain information with respect to the beneficial ownership of our common stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and each nominee for director, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors as a group. We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control. Unless otherwise indicated, the address of each stockholder in the table below is c/o Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Name and Address	Number of Shares(1)	Percent of Total(1)

BlackRock, Inc. 55 E. 52nd Street New York, NY 10055	17,628,375(2)	12.80%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	14,059,506(3)	10.21%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,892,515(4)	7.18%

Artisan Partners Limited Partnership (and affiliates) 875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202	9,840,258(5)	7.15%

James R. Anderson, Director, President & CEO	830,766(6)	*

Robin A. Abrams, Director	155,895(7)	*

Mark E. Jensen, Director	101,874(8)	*

James Lederer, Director	46,440(9)	*

D. Jeffrey Richardson, Director	33,600(10)	*

Anjali Joshi, Director	19,134(11)	*

Raejeanne Skillern, Director	2,290(12)	*

Douglas Bettinger, Director	1,053(13)	*

Elizabeth Schwarting, Director**	324(14)

Sherri Luther, Senior Vice President & CFO	155,771(15)

Stephen Douglass, Senior Vice President Research & Development	143,547(16)	*

Esam Elashmawi, Senior Vice President, Chief Strategy and Marketing Officer	186,296(17)	*

Mark Nelson, Senior Vice President Worldwide Sales	33,684(18)	*

All directors and executive officers as a group (15 persons)	1,715,683(19)	1.25%
*	Represents less than 1%.
**	Ms. Schwarting was appointed on March 10, 2023, with service as a director commencing March 14, 2023.
(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.

(2)

Based solely on information contained in a Schedule 13G/A filed on January 26, 2023 by BlackRock, Inc., which reported sole voting power as to 17,019,737 shares and sole dispositive power as to 17,628,375 shares.

(3)

Based solely on information contained in a Schedule 13 G/A filed on February 10, 2023 by The Vanguard Group, which reported shared voting power as to 61,087 shares, sole dispositive power as to 13,861,268 shares, and shared dispositive power as to 198,238 shares.

(4)

Based solely on information contained in a Schedule 13G/A which was filed on February 14, 2023 by T. Rowe Price Associates, Inc which reported sole voting power over 3,468,239 shares and sole dispositive power over 9,892,515 shares.

(5)

Based solely on information contained in a Schedule 13G which was filed on February 10, 2022 by Artisan Partners Limited Partnership, Artisan Investments GP LLC, Artisan Partners Holdings LP, and Artisan Partners Asset Management Inc, which reported shared voting power over 8,810,49 shares and shared dispositive power over 9,840,258 shares.

(6)	Includes 3,334 RSUs that vest within 60 days of March 10, 2023.
(7)	Includes 4,033 RSUs that vest within 60 days of March 10, 2023.
(8)	Includes 4,033 RSUs that vest within 60 days of March 10, 2023.
(9)	Includes 4,033 RSUs that vest within 60 days of March 10, 2023.
(10)	Includes 4,033 RSUs that vest within 60 days of March 10, 2023.
(11)	Includes 4,033 RSUs that vest within 60 days of March 10, 2023.
(12)	Includes 2,290 RSUs that vest within 60 days of March 10, 2023.
(13)	Includes 1,053 RSUs that vest within 60 days of March 10, 2023.
(14)	Includes 351 RSUs that vest within 60 days of March 10, 2023.
(15)	Includes 947 RSUs that vest within 60 days of March 10, 2023.
(16)	Includes 1,067 RSUs that vest within 60 days of March 10, 2023. +
(17)	Includes 1,042 RSUs that vest within 60 days of March 10, 2023.
(18)	Includes 947 RSUs that vest within 60 days of March 10, 2023.
(19)	The number of shares beneficially owned by all of our current directors and executive officers as a group includes 30,844 RSUs which vest within 60 days of March 10, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2022, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights(2)	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))(3)

Equity compensation plans:

Approved by security holders	3,752,056	(1)	$6.70	4,976,819

Not approved by security holders	—		—	—

Total	3,752,056		$6.70	4,976,819
(1)

Consists of shares of our common stock issuable upon exercise of options or payment of RSUs granted under the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 2013 Incentive Plan, the 2001 Outside Directors’ Stock Option Plan and the 2011 Non-Employee Director Equity Incentive Plan, or assumed by us in connection with mergers and acquisitions. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our 2012 Employee Stock Purchase Plan.

(2)

The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our 2012 Employee Stock Purchase Plan.

(3)

Includes approximately 994,942 shares reserved for issuance under our 2012 Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 4,480,503 shares reserved for issuance under our 2013 Incentive Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units. Also includes approximately 338,276 shares reserved for issuance under our 2011 Non-Employee Director Equity Incentive Plan, which may be granted pursuant to stock options, restricted stock, or RSUs.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Audit Committee are fully described in the Audit Committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing audit reports. The Audit Committee’s responsibility is to execute the Audit Committee charter and oversee these processes. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 with management and our independent registered public accounting firm.

The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board and Rule 2-07 of Regulation S-X, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm the independent accountant’s independence from the Company and our management.

Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm and the Audit Committee’s review of the representations of management, the reports of our independent registered public accounting firm, and the information referenced above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Respectfully submitted by the Audit Committee.

Mark E. Jensen, Chair

Robin Abrams

James P. Lederer

Douglas Bettinger

ANNUAL REPORT

Our 2022 Annual Report to Stockholders was provided to our stockholders together with this Proxy Statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 10, 2023, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on February 17, 2023, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

OTHER BUSINESS

The Board of Directors does not intend to present any business for action at the Annual Meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third-party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s Annual Meeting of Stockholders, a stockholder proposal must be received at our principal executive offices no later than November 24, 2023. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at next year’s Annual Meeting of Stockholders that is not intended to be included in the proxy statement or to nominate a person for election to our Board of Directors at next year’s Annual Meeting of Stockholders, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1) not earlier than 8:00 a.m., local time, on January 6, 2024, and

(2) not later than 5:00 p.m., local time, on February 5, 2024.

If the date of the next Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our Board of Directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our Board of Directors at the next year’s Annual Meeting of Stockholders should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by the Exchange Act no later than March 6, 2024, which is 60 days prior to the anniversary date of the Annual Meeting. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals or access a complete copy of our bylaws at http://www.sec.gov.

MULTIPLE COPIES OF PROXY MATERIALS

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Notice of Internet Availability of Proxy Materials) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124, or you may contact the Secretary at (503) 268-8000 or by sending an email message to tracy.feanny@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number or e-mail address to request delivery of a single copy of these materials.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the Annual Meeting, please vote your shares as soon as possible. You can vote your shares over the Internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.

Dated: March 23, 2023

By Order of the Board of Directors

Tracy Feanny

Secretary

Appendix A

LATTICE SEMICONDUCTOR CORPORATION

2023 EQUITY INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this Plan is to:

▪	to attract and retain the best available personnel for positions of substantial responsibility,

▪	to provide additional incentive to Employees, Directors and Consultants, and

▪	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash-based Awards.

2. Definitions. The following definitions are used in this Plan:

(a) “Administrator” means the Board or any Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and issuance of shares of Common Stock, including under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan. Reference to a specific section of an Applicable Law or regulation related to that section will include such section or regulation, any valid regulation or other official guidance issued under that section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding that section or regulation.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or other stock or cash-based Awards.

(d) “Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, if any one Person is already considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional stock by such Person will not be considered a Change in Control; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the U.S. Internal Revenue Code of 1986.

(h) “Committee” means a committee of one or more Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Lattice Semiconductor Corporation, a Delaware corporation, or any successor thereto.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning used with respect to Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Inside Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. As described in Section 4(h), the Administrator may not institute an Exchange Program.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or the closing bid, if no sales were reported), as reported by such source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

If the Fair Market Value is to be determined under subsection (i) or (ii) above and the determination date for the Fair Market Value occurs on a day other than a Trading Day, the Fair Market Value will be the price as determined under subsection (i) or (ii) above, as applicable, on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of withholding Tax-Related Items may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Grant Date” means the date that the Administrator makes the determination granting such Award or a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(t) “Incentive Stock Option” means an Option that is intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Outside Director” means a Director who is not an Employee.

(z) “Parent” means a “parent corporation” as defined in Section 424(e) of the Code, whether now or hereafter existing.

(aa) “Participant” means the holder of an outstanding Award.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(cc) “Performance Unit” means an Award denominated in Shares or cash, which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(dd) “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this Lattice Semiconductor Corporation 2023 Equity Incentive Plan.

(ff) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan or Shares issued pursuant to the early exercise of an Option.

(gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Section 409A” means Section 409A of the Code.

(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(oo) “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code, whether now or hereafter existing.

(pp) “Substituted Award” means an Award granted in substitution for an equity award of an acquired entity in connection with a merger, reorganization, separation, or other transaction to which Section 424(a) of the Code applies.

(qq) “Tax-Related Items” means any U.S. and non–U.S. federal, state, or local taxes (including, without limitation, income tax, social insurance, payroll tax, fringe benefits tax, payment on account and any other tax-related items) related to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant, or have been transferred to the Participant.

(rr) “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) twelve million (12,000,000) Shares, plus (ii) any Shares subject to awards granted under the Company’s 2013 Incentive Plan, as amended, that, on or after the date stockholders initially approve the Plan, expire or otherwise terminate without having been exercised or issued in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to two million nine hundred and fifty-eight thousand (2,958,000) Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock. If the Committee grants Substituted Awards in substitution for equity awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those Substituted Awards will not decrease the number of Shares available for issuance under the Plan.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares underlying the portion of a Stock Appreciation Right that is exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(c).

(c) Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) General. The Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. The Board or Committee will be the Administrator. Different Administrators may administer the Plan with respect to different groups of Service Providers.

The Board or a duly authorized committee of the Board may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, a Committee comprised of one or more Officers, the authority to grant one or more Awards without further approval of the Board, on such terms and conditions as the delegating party, in its discretion, deems appropriate. To the extent of any permitted delegation, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s). The Board and any duly authorized committee of the Board that delegates authority may retain the authority to concurrently administer the Plan with a Committee and may, at any time, revoke the delegation of some or all authority it has previously delegated.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator. Subject to the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including to:

(i) determine the Fair Market Value;

(ii) select the Service Providers to whom Awards may be granted hereunder;

(iii) determine the number of Shares to be covered by each Award granted hereunder;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;

(vi) establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations, and sub-plans for the purposes of facilitating compliance with non-U.S. laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S.;

(vii) interpret the Plan and make any decision necessary to administer the Plan;

(viii) interpret, modify or amend each Award (subject to Section 18(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards;

(ix) allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 16 of the Plan;

(x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) delegate ministerial duties to any of the Company’s employees;

(xii) temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;

(xiii) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award;

(xiv) adjust the vesting criteria of a Participant’s Award to reflect a reduction in the hours of employment or service of the Participant; and

(xv) make all other determinations deemed necessary or advisable for administering the Plan.

(c) Waiver. The Administrator may waive any terms, conditions or restrictions.

(d) Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be cancelled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.

(e) Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or its agent) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).

(f) Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.

(g) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations and those determinations made under Section 13 will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

(h) Exchange Program. The Administrator may not institute an Exchange Program.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator determines in its sole discretion.

(b) Stock Option Agreement. Each Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator determines in its sole discretion.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(d) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be 5 years from the Grant Date or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the Grant Date.

b) (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the Grant Date.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator and may no less than 100% of the Fair Market Value per Share on the Grant Date unless otherwise required by Applicable Laws.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check or wire transfer; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) net exercise, under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which the Option will vest or become exercisable. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with any amounts necessary to satisfy withholding obligations for Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant and approved by the Administrator, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 3 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b); or

(2) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator determines in its sole discretion.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator determines in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7 of the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify vesting criteria, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator determines in its sole discretion.

(c) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.

(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator determines in its sole discretion. Notwithstanding the foregoing, at any time after the grant of a Stock Appreciation Right, the Administrator, in its sole discretion, may accelerate the time at which the Stock Appreciation Right will vest or become exercisable.

(c) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(d) Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the Grant Date. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the tolling and expiration rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator determines in its sole discretion. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Notwithstanding the foregoing, at any time after the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Other Stock or Cash-Based Awards

(a) Subject to the terms of the Plan and such other terms and conditions as the Administrator deems appropriate, the Administrator may grant other incentives payable in cash or in Shares under the Plan.

12. Award Limitations.

(a) Outside Director Award Limitations. No Outside Director may be paid compensation for service as an Outside Director that, in the aggregate, exceeds $500,000 per Fiscal Year, increased to $750,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Compensation includes equity awards, including any Awards issued under this Plan, the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles and any other compensation (including without limitation any cash retainers or fees). Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 12(a).

(b) Minimum Vesting Requirement.

(i) General. Except as specified in Section 12(b)(ii), no portion of an Award may vest earlier than the one-year anniversary of such Award’s Grant Date, except if accelerated by reason of the Participant’s death or Disability.

(ii) Exception. Awards may be granted to any Service Provider (or Awards may be modified) without regard to the minimum vesting requirements set forth in Section 12(b)(i) to the extent such grants (or modifications) would not result in the issuance of an aggregate of more than 5% of the Shares reserved for issuance under Section 3(a) (the “5% Limit”). For purposes of clarification, Substituted Awards shall not count against the 5% Limit. The 5% Limit applies in the aggregate to Awards (other than Substituted Awards) that do not satisfy the minimum vesting requirements set forth in Section 12(b)(i).

(c) Dividends and Other Distributions. No dividends or other distributions shall be paid with respect to any Shares underlying any unvested portion of an Award.

13. Leaves of Absence/Reduction in Hours/Transfer Between Locations.

(a) Other than for Outside Directors and executive officers, the Company’s chief human resources officer or other person serving as the Company’s senior human resources official shall determine the effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or services.

(b) For Outside Directors and executive officers, the compensation committee of the Board shall determine the effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or services.

(c) A Participant will not cease to be an Employee in the case of transfers between locations of the Company or between the Company, any of its Parents, or any of its Subsidiaries.

14. Transferability of Awards.

(a)    General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.

(b)    Domestic Relations Orders. If approved by the Administrator, an Award may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)    Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws. For the avoidance of doubt, during the lifetime of the Participant, no Award may be assigned or transferred to a third-party financial institution.

(d)    Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and when it will terminate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control; Death.

(a) Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or its Parent. The Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

(d) Outside Director Awards. With respect to Awards granted to Outside Directors for their service as Outside Directors, in the event of a Change in Control, such Participants will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Awards, including those Shares which would not be vested or exercisable, all restrictions on such Participants’ Restricted Stock and Restricted Stock Units will lapse, and, with respect to such Participants’ Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreements or other written agreements between the Participants and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax Matters.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any withholding obligations for Tax-Related Items are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy any Tax-Related Items required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy such withholding obligation for Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount) if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount), in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) to cover the amount of the withholding obligation for Tax-Related Items, (v) having the Company or a Parent or Subsidiary of the Company withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary of the Company, (vi) any other method of withholding determined by the Administrator, or (vii) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum statutory rates applicable in a Participant’s jurisdiction with respect to the Award on the date that the amount of Tax-Related Items to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the amount of Tax-Related Items to be withheld is calculated.

(c) Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.

17. Miscellaneous.

(a) Stockholder Approval and Term of Plan. The Plan will become effective upon its approval by the Company’s stockholders within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under

Applicable Laws. The Plan will continue in effect until terminated earlier under Section 18 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.

(b) Legal Compliance. Shares will not be issued pursuant an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(c) Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(d) Inability to Obtain Authority. If the Company determines it to be impossible or impracticable to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(e) No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

(f) Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award and any other compensation paid or payable to a Participant (including, but not limited to, equity awards issued outside of this Plan) (such compensation, “Other Compensation”) will be subject to the Company’s clawback policy in effect as of the adoption of this Plan, and will be subject to any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award or Other Compensation and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this subsection (f) specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator, at any time, may amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Consent of Participants Generally Required. Subject to Section 18(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.

(d) Exceptions to Consent Requirement.

(i) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights, and

(ii) Subject to the limitations of Applicable Laws, if any, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done

(1) in a manner expressly permitted under the Plan;

(2) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;

(3) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;

(4) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A; or

(5) to comply with other Applicable Laws.

Appendix B

Non-GAAP Reconciliation

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this proxy makes reference to non-GAAP financial measures. Additional information regarding the non-GAAP measures is provided below:

(1) The non-GAAP adjustments for Stock-based compensation include related tax expenses.

(2) Restructuring and other charges includes Acquisition related charges in 2021 YTD of $1.2 million and litigation expenses in 2022 YTD of $2.7 million

(3) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items.

(4) Adjusted EBITDA (utilized in the CEO EBITDA-BASED PRSU award) is calculated primarily by deriving non-GAAP net income and removing the impact of interest, taxes, and depreciation/amortization.

	Twelve Months Ended
	December 31, 2022	January 1 2022
GAAP Income (loss) from operations	$187,367	$100,816
Stock-based compensation—gross margin	$4,310	$4,105
Stock-based compensation—OPEX	$54,119	$46,113
Amortization of acquired intangible assets	$3,778	$2,613
Restructuring and other charges	$5,789	$2,111
Non-GAAP Operating Income	$255,363	$155,758

B-1

000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/LSCC or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LSCC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 5 and 1 YEAR on Proposal 4. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - James R. Anderson 02 - Robin A. Abrams 03 - Douglas Bettinger 04 - Mark E. Jensen 05 - James P. Lederer 06 - D. Jeffrey Richardson 07 - Elizabeth Schwarting 08 - Raejeanne Skillern For Against Abstain For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our 3. To approve on a non-binding, advisory basis, our Named independent registered public accounting firm for the fiscal Executive Officers’ compensation; year ending December 30, 2023; 1 Year 2 Years 3 Years Abstain 4. To approve on a non-binding, advisory basis, the 5. To approve our 2023 Equity Incentive Plan and the number frequency of future advisory votes on executive of shares reserved for issuance under the 2023 Equity compensation; Incentive Plan. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 5 6 6 1 6 0 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2023 Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held on Friday, May 5, 2023 at 1:00 p.m. PT, virtually via the internet at www.meetnow.global/M7JTJKK. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LSCC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Lattice Semiconductor Corporation Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - May 5, 2023 James Anderson and Tracy Feanny (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 5, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, 5 and 1 YEAR on item 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.